UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a‑12

O-I GLASS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHARE OWNERS

Tuesday, May 12, 2020 9:00 a.m. EDT	Plaza 2 O-I World Headquarters Perrysburg, Ohio 43551

To Our Share Owner:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of the share owners of O-I Glass, Inc. (the “Company”) for the purpose of considering and voting upon the following matters:

Proposal	Board Recommendation	For more information
1. The election of 12 directors, each to serve for a term of one year	FOR each of the nominees for election to the Board of Directors	Page 3
2. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020	FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020	Page 60
3. An advisory vote to approve named executive officer compensation for 2019	FOR the advisory vote to approve named executive officer compensation for 2019	Page 61

Mail Date:

The Company intends to commence distribution of this notice and the accompanying Proxy Statement and proxy card on or about April 1, 2020.

Record Date:

The Board fixed the close of business on March 16, 2020, as the record date for the determination of share owners owning the Company’s common stock, par value $.01 per share, entitled to notice of, and to vote at, the Annual Meeting.

Your Vote is Important:

Enclosed is a proxy card that provides you with a convenient means of voting on the matters to be considered at the meeting, whether or not you attend the meeting in person. All you need do is mark the proxy card to indicate your vote, sign and date the card, then return it in the enclosed envelope as soon as conveniently possible. If the shares are held of record in more than one name, all holders of record should sign the proxy card. If you are a share owner of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted: for each of the Board nominees, for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020, and for the advisory vote to approve named executive officer compensation for 2019. As an alternative to returning the proxy card, you may use the Internet or telephone to submit your proxy as described in the enclosed Proxy Statement and on the proxy card.

We sincerely appreciate your interest in and support of O-I Glass, and we hope to see you at the Annual Meeting.

By order of the Board of Directors,

ANDRES A. LOPEZ Chief Executive Officer

MARY BETH WILKINSON Corporate Secretary

April 1, 2020

Perrysburg, Ohio

Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.o-i.com.

TABLE OF CONTENTS (continued)

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD MAY 12, 2020

The Annual Meeting of the share owners of O-I Glass, Inc. will be held on Tuesday, May 12, 2020, at 9:00 a.m. EDT in Plaza 2 of the O-I World Headquarters, Perrysburg, Ohio. Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be set forth in a press release issued by the Company and available at www.o-i.com.  At the Annual Meeting, share owners will: (1) vote to elect 12 directors, each to serve a term of one year; (2) consider the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020; and (3) participate in an advisory vote to approve named executive officer compensation for 2019. The term “Company,” as used herein and unless otherwise stated or indicated by context, refers to Owens-Illinois, Inc. prior to the reorganization of Owens-Illinois, Inc. into a new holding company structure that was completed on December 27, 2019, and refers to O-I Glass, Inc. after such reorganization.

This Proxy Statement has been prepared in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies for the Annual Meeting and provides information concerning the persons nominated by the Board for election as directors, and other information relevant to the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the accompanying proxy card on or about April 1, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHARE OWNERS TO BE HELD ON MAY 12, 2020

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to share owners in lieu of a paper copy of the proxy statement and related materials and the Company’s 2019 Annual Report to share owners. The Notice of Internet Availability provides instructions as to how share owners can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, on the Internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

The Notice of Annual Meeting and Proxy Statement, the Company’s 2019 Annual Report to share owners and the Stakeholder Letter are available at www.proxyvote.com. You will need your assigned control number to vote your shares. Your control number can be found on your proxy card.

Who May Vote

You will be entitled to vote at the Annual Meeting if you are a share owner of record as of the close of business on March 16, 2020 (the “record date”). At the close of business on the record date, 156,518,634 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the holder of record to one vote on all matters to be voted upon at the Annual Meeting. Shares of Common Stock held by the trustee under the Company’s 401(k) plans must be voted by the trustee in accordance with written instructions from participants in such plan or, as to those shares for which no instructions are received, in a uniform manner as a single block in accordance with the instructions received with respect to the majority of shares for which instructions were received from participants. No other securities are entitled to be voted at the Annual Meeting.

2020 Proxy Statement	1

How to Vote

Shares of Common Stock can be voted at the Annual Meeting only if the share owner is present in person or represented by proxy. If shares are owned of record in the share owner’s name, the share owner may cause these shares to be voted at the Annual Meeting in one of four ways.

Internet	Phone	Mail	In Person
Visit www.proxyvote.com. Be sure to have the control number found on the proxy card, follow the voting instructions and confirm that your votes have been accurately recorded.	Call the toll-free number (for residents of the U.S. and Canada) listed on the proxy card. You must enter the control number listed on the proxy card and follow the instructions.	Send your completed and signed proxy card promptly in the enclosed envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Share owners can choose to vote in person by ballot at the Annual Meeting. At the meeting, the share owner will need to request a ballot to vote their shares.

Deadline

The deadline for submitting a proxy by internet or telephone is 11:59 p.m., EDT, on May 11, 2020. If a proxy is submitted by internet or telephone, the share owner does not need to return the proxy card. If the share owner chooses to submit its proxy by mail, the deadline for Broadridge to receive and count a proxy by mail is 11:59 p.m., EDT, on May 11, 2020.

Householding

To reduce costs and the environmental impact of the Company’s Annual Meeting, a single copy of the Proxy Statement and 2019 Annual Report to Share Owners will be delivered to two or more share owners who share an address, unless contrary instructions have been received from an affected share owner, a practice commonly referred to as “householding.” The Company will promptly deliver, upon written or oral request, individual copies of the proxy materials to any share owner at the shared address to which single copies of those documents were delivered. To make such a request, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you are a share owner of record and would like to enroll in this householding service or would like to receive individual copies of future proxy materials, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Share owners who hold their shares beneficially in street name should contact their bank, broker or other holder of record to request information about householding.

Further Instructions Regarding “How to Vote”

The telephonic and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow share owners to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded.

Share owners who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to submit their proxy by telephone or the Internet as well as by mail. The share owner should follow the instructions received from the nominee to vote these shares. Share owners who hold their shares beneficially in street name can also choose to vote in person by ballot at the Annual Meeting, but must have a legal proxy with them executed by the nominee in order for their vote to count. At the meeting, the share owner will need to request a ballot to vote these shares.

The proxy card lists each person nominated by the Board for election as a director. Proxies duly executed and received in time for the meeting will be voted in accordance with share owners’ instructions. If no instructions are given, proxies will be voted to (a) elect each of the 12 nominated directors of the Company for a term of one year to expire at the Annual Meeting in 2021; (b) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020; (c) approve, on an advisory basis, the compensation of the Company’s named executive officers for 2019; and (d) in the discretion of the proxy holders as to any other business that may properly come before the meeting.

2	2020 Proxy Statement

Revocability of Proxies

Any proxy solicited hereby may be revoked by the person or persons giving it at any time before it has been exercised at the Annual Meeting by (a) giving notice of revocation to the Company in writing or at the 2020 Annual Meeting; (b) submitting a later dated proxy; or (c) attending the Annual Meeting in person and voting at the meeting.

Vote Required to Approve Matters

There must be a quorum for the transaction of business at the meeting. A majority in voting power of the Common Stock issued and outstanding and entitled to vote at the meeting, the holders of which are present in person or represented by proxy, shall constitute a quorum. If you submit a properly executed proxy card or a telephonic or Internet proxy, or you are present at the meeting in person, even if you abstain from voting, your shares will be considered part of the quorum. Broker non‑votes (shares held by a broker or nominee that are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are included in determining the presence of a quorum.

Proposal One. Each director to be elected by the share owners of the Company shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote thereon. For purposes of electing directors, a “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that director (with “abstentions” and “broker non‑votes” not counted as votes cast as either “for” or “against” such director’s election). The Board has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board.

Proposal Two. The affirmative vote of the holders of a majority in voting power of the Common Stock present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. Abstentions will have the same effect as votes “against” this proposal. “Broker non‑votes” are not expected for this proposal as NYSE rules allow brokers or nominees to exercise discretionary voting authority on this “routine” proposal.

Proposal Three. The affirmative vote of the holders of a majority in voting power of the Common Stock present in person or represented by proxy and entitled to vote thereon is required for the advisory vote to approve named executive officer compensation for 2019. Abstentions will have the same effect as votes “against” this proposal and “broker non‑votes” will not be counted in determining whether this proposal has been approved.

Other Matters

Management of the Company does not know of any matter that will be presented for action at the 2020 Annual Meeting other than as described in this Proxy Statement. However, if any other matter should properly be brought to a vote at the meeting, or any adjournment or postponement thereof, all shares covered by proxies solicited hereby will be voted with respect to such matter in accordance with the proxy holders’ discretion.

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Board currently consists of 12 members whose terms expire at this year’s Annual Meeting. The Board believes that refreshment is important to help ensure that Board composition is appropriately aligned with the Company’s evolving business and strategic needs. The Nominating/Corporate Governance Committee has reviewed the composition of the Board for a balance of tenure, skills and diversity on the Board and pursuant to the Nominating/Corporate Governance Committee’s Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), the qualifications, performance and circumstances of each incumbent director. After completing its review, the Nominating/Corporate Governance Committee recommended all incumbent directors for re‑election, except for Hugh H. Roberts and Dennis K. Williams. As previously announced, Messrs. Roberts and Williams will retire at the conclusion of the Annual Meeting and are not standing for re-election. The Board approved the Nominating/Corporate Governance Committee’s recommendations regarding the incumbent directors and also approved the Nominating/Corporate Governance Committee’s recommendation that two new candidates, Samuel R. Chapin and Catherine I. Slater, stand for election to fill the vacancies.

2020 Proxy Statement	3

Information on Nominees

The Board, at the recommendation of the Nominating/Corporate Governance Committee, has nominated 12 persons for election as directors to serve for a one year term expiring at the 2021 annual meeting of share owners and until their successors have been elected. The nominees of the Board are Samuel R. Chapin, Gordon J. Hardie, Peter S. Hellman, John Humphrey, Anastasia D. Kelly, Andres A. Lopez, Alan J. Murray, Hari N. Nair, Joseph D. Rupp, Catherine I. Slater, John H. Walker, and Carol A. Williams. Except for Mr. Chapin and Ms. Slater, each nominee is currently serving as a director of the Company and each nominee, including Mr. Chapin and Ms. Slater, has consented to being named in this Proxy Statement and has agreed to serve if elected. If for any reason any nominee should be unavailable to serve, proxies solicited hereby may be voted for a substitute as well as for the other Board nominees. The Board, however, expects all of its nominees to be available to serve.

The following is information on the persons nominated for election to the Board at the 2020 Annual Meeting:

Nominees—To be elected for terms expiring at the 2021 Annual Meeting

Samuel R. Chapin, age 63

Director Nominee

Mr. Chapin retired in 2016 as Executive Vice Chairman of Bank of America Merrill Lynch, a multinational investment bank, after more than 30 years in banking. He served as Executive Vice Chairman of Bank of America Merrill Lynch from 2010 until 2016, during which time he was responsible for managing relationships with a number of the firm’s largest corporate clients. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and was named a Managing Director in Investment Banking in 1993, Senior Vice President and head of Merrill Lynch’s global investment banking division in 2001 and Vice Chairman in 2003. He currently serves on the boards of Circor International, Inc. and PerkinElmer, Inc., chairing PerkinElmer’s audit and finance committees, and is also a member of the Board of Trustees at Lafayette College. Mr. Chapin holds a B.A. in economics from Lafayette College and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Chapin’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

Gordon J. Hardie, age 56

Director since 2015

Mr. Hardie retired as an executive in September 2019 after serving as President, Food & Ingredients at Bunge Ltd., a global company that operates in agribusiness, sugar and bioenergy, food and ingredients, and fertilizer. Mr. Hardie previously served as Managing Director at Bunge (2011-2017), and as a member of the Executive Committee. Mr. Hardie led the global Operational Excellence program for Bunge Ltd from 2013 to 2019. In his role at Bunge Ltd, Mr. Hardie served as Chairman of the Supervisory Board of Walter Rau AG (Germany) and as Chairman of the Board of Bunge Loders Croklaan B.V. (Holland). Mr. Hardie service as Chairman Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A Advisory firm he established in 2009. Mr. Hardie previously held senior management positions at Goodman Fielder, including Managing Director (2004-2009), Sales and Marketing Director and Marketing Innovation Director (2002-2003). He was named Group General Manager, Marketing at SouthCorp Wines in 2000 and Vice President, Regional Markets, Asia Pacific at Foster’s Brewing Group in 1999. Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College, Dublin Smurfit Graduate School of Business and has completed the Advanced Management Program and the AVIRA CEO Program at INSEAD. Mr. Hardie serves  on the board of Greencore Group plc and previously served on the board of Zaklady Tluszcowe Kruszwica from 2013 to 2016. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin. Mr. Hardie’s extensive business leadership skills, his global business experience, and broad food and spirits industry knowledge qualify him to serve on the Company’s Board.

4	2020 Proxy Statement

Peter S. Hellman, age 70

Director since 2007

Mr. Hellman retired in 2008 after a long career with large, multinational companies in both financial and operating executive positions. Mr. Hellman has over 40 years of financial analysis experience and has been involved with investor relations for over 35 years. He was an executive with Nordson Corporation from 2000 to 2008, where he served as President and Chief Financial and Administrative Officer from 2004 to 2008 and Executive Vice President and Chief Financial and Administrative Officer from 2000 to 2004. Nordson is a global leader in providing capital equipment to the packaging industry. Mr. Hellman also served as a director of Nordson from 2001 to 2008. Prior thereto, Mr. Hellman was with TRW Inc. for ten years and held various positions, the most recent of which was President and Chief Operating Officer. During his tenure as a financial executive, Mr. Hellman obtained significant reporting expertise and substantial experience in corporate transactions. Mr. Hellman also has extensive experience as a director of both public and private companies, and has been serving on public company boards for over 20 years. He is currently a director of Baxter International, Inc. (since 2005) and The Goodyear Tire and Rubber Company (since 2010). Mr. Hellman also serves on the board of the Cleveland Museum of Natural History and The Holden Arboretum. Through his significant board and management experience, Mr. Hellman has obtained extensive training in executive compensation matters and corporate governance practices. Mr. Hellman holds a B.A. from Hobart College and an M.B.A. in finance from Case Western Reserve University. Mr. Hellman’s long career and financial and operating experience, business leadership skills, extensive board experience and knowledge of executive compensation and corporate governance matters qualify him to serve on the Company’s Board.

John Humphrey, age 54

Director since 2018

From 2011 to May 2017, Mr. Humphrey served as Executive Vice President and Chief Financial Officer of Roper Technologies, Inc., a Fortune 1000 company that designs and develops software and engineered products and solutions for healthcare, transportation, food, energy, water, education and other niche markets worldwide. He retired from Roper in December 2017. From 2006 to 2011, he served as Vice President and Chief Financial Officer of Roper. Prior to joining Roper, Mr. Humphrey served as Vice President and Chief Financial Officer of Honeywell Aerospace, the aviation segment of Honeywell International Inc., after serving in several financial positions with Honeywell International and its predecessor AlliedSignal Inc. Mr. Humphrey’s earlier career included six years with Detroit Diesel Corporation, a manufacturer of heavy-duty engines, in a variety of engineering and manufacturing management positions. Mr. Humphrey is a member of the board of directors for EnPro Industries, Inc. and Gardner Denver Holdings, Inc. Mr. Humphrey holds a B.S. in industrial engineering from Purdue University and an M.B.A. from the University of Michigan. Mr. Humphrey’s extensive executive experience leading a global business, financial reporting expertise and public company board service qualify him to serve on the Company’s Board.

2020 Proxy Statement	5

Anastasia D. Kelly, age 70

Director since 2002

Ms. Kelly is Managing Partner (Americas) in the law firm of DLA Piper (Partner since 2010, Co‑Managing Partner since 2013 and Managing Partner since 2018). From 2006 to 2010, she was the Vice Chairman—Legal, Human Resources, Corporate Communication and Corporate Affairs of American International Group, Inc. (“AIG”), and through that senior management position she obtained experience handling corporate issues across the enterprise. Prior to joining AIG, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI, where she was the Executive Vice President and General Counsel from 2003 to 2006, Sears, Roebuck and Co., where she was the Senior Vice President and General Counsel from 1999 to 2003, and Fannie Mae, where she was the Senior Vice President from 1996 to 1999 and General Counsel and Secretary from 1995 to 1999. Ms. Kelly is currently a director of Huntington Ingalls Industries, Inc. (since 2011) and sits on the board of numerous philanthropic organizations. Ms. Kelly holds a B.A., cum laude, from Trinity University in Washington, D.C. and a J.D., magna cum laude, from George Washington University Law School. Ms. Kelly’s broad legal expertise and knowledge, extensive understanding of regulatory, compliance and securities issues involving public companies and financial institutions, significant experience in corporate governance issues and substantial business management skills qualify her to serve on the Company’s Board.

Andres A. Lopez, age 57

Director since 2016

Mr. Lopez has served as the President and Chief Executive Officer of O-I Glass since January 2016. He has been with the Company since 1986 and held several positions before becoming Chief Executive Officer, most recently serving as Chief Operating Officer (2015). He has also served as President of O-I Americas (2014‑2015); President of O-I’s Latin America operations (2009‑2015); and Vice President of O-I’s global manufacturing and engineering business unit (GMEC) (2006‑2009). In 2004, he moved to the Company’s headquarters in Ohio to serve as Vice President of Finance and Administration for the North America region, becoming Vice President of Manufacturing for North America in 2005. Mr. Lopez held a number of other manufacturing assignments before 2005. In 1996, he moved to Brazil, first serving as Plant Manager for the Rio de Janeiro plant, and then for the São Paulo plant. In 1999, he was named General Manager of O-I Peru. Mr. Lopez began his career at O-I Glass as an Engineer at one of the Colombian plants. Mr. Lopez currently serves as a board member of Avery Dennison (since 2017). He holds a B.S. in production engineering from EAFIT University in Medellin, Colombia, and has completed the Executive Program at Stanford University. He speaks English and Portuguese, in addition to his native Spanish. Mr. Lopez’s long experience in manufacturing, leadership skills and global business experience with the Company over the past 30 years qualify him to serve on the Company’s Board.

Alan J. Murray, age 66

Director since 2015

Mr. Murray retired as an executive in 2008 after serving as Managing Board Member for North America for HeidelbergCement AG, a German multinational building materials company. Mr. Murray took on this role after Heidelberg’s 2007 acquisition of Hanson PLC, where Mr. Murray served as Chief Executive Officer. Previously, Mr. Murray served as Chief Executive Officer of Hanson Building Materials America, where he handled a business that was 50% of Hanson’s overall operations. While at Hanson, Mr. Murray also served as Finance Director (1997‑1998), Assistant Finance Director (1995‑1997), Division Finance Director (1993‑1995), and Divisional Financial Controller (1988‑1993). Between 1978 and 1988, he held various financial roles at Chloride Group PLC and Burton Group PLC. Mr. Murray is a qualified Chartered Management Accountant and has a bachelor’s degree in Economics and Marketing from Lancaster University in the United Kingdom. Mr. Murray currently serves on the public board of Ferguson PLC (formerly Wolseley PLC) since 2013 and was on the board of HeidelbergCement AG between 2010 and 2017. Mr. Murray’s extensive business leadership skills, executive and board experience, global business and financial reporting expertise qualify him to serve on the Company’s Board.

6	2020 Proxy Statement

Hari N. Nair, age 60

Director since 2013

Mr. Nair serves as CEO of Anitar Investments LLC, a private investment company with holdings in the manufacturing and technology sectors. Previously, Mr. Nair served as the Chief Operating Officer of Tenneco Inc., a Fortune 500 company with revenues of $9 billion, from 2010 until his retirement in early 2015. He also was a member of the Tenneco Board of Directors from 2009 until his retirement. Prior to being appointed COO, Mr. Nair was President of Tenneco’s International Group, where he was responsible for managing business operations and capitalizing on growth opportunities in Europe, South America and the Asia Pacific regions. Mr. Nair joined Tenneco in 1987 and assumed positions of increasing responsibility across various functions including strategic planning, business development, quality and operations. Mr. Nair’s early career included financial and operations positions with General Motors Corporation and the American Water Company. Mr. Nair currently serves on the boards of Musashi Seimitsu Industry Co., Ltd. based in Japan, Delphi Technologies PLC based in London and as Chairman of Sintercom Limited based in India. Mr. Nair holds a B.S. in engineering from Bradley University, an M.B.A. from the University of Notre Dame, and completed the Advanced Management Program at Harvard Business School. Mr. Nair’s extensive manufacturing experience leading large business operations, global business experience, strategic planning, executive leadership skills, and financial reporting expertise qualify him to serve on the Company’s Board.

Joseph D. Rupp, age 69

Director since 2017

Mr. Rupp was employed by Olin Corporation, a publicly traded global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition located in Clayton, Missouri, from 1972 until his retirement in 2017. During his tenure at Olin, Mr. Rupp held positions of increasing responsibility, serving as President of Olin Brass, Corporate Vice President and Executive Vice President-Operations before being named President and CEO in 2002, a position he held until 2016. Mr. Rupp also served as Chairman of Olin’s Board of Directors from 2005 until April 2017. Mr. Rupp serves as a director of Nucor Corporation, Quanex Building Products, Dot Foods, Inc., Cass Information Systems and on the Board of Trustees, Missouri University of Science and Technology. Mr. Rupp holds a B.S. in metallurgical engineering from Missouri University of Science and Technology, formerly the University of Missouri-Rolla. Mr. Rupp’s extensive business leadership skills, management expertise, executive experience leading a global manufacturer and significant public company board experience qualify him to serve on the Company’s Board.

Catherine I. Slater, age 56

Director Nominee

Ms. Slater currently serves as Senior Vice President, Global Cellulose Fibers and IP Asia, at the International Paper Company. She previously served as Senior Vice President, Consumer Packaging, with responsibility for International Paper’s Coated Paperboard and Foodservice businesses. Prior to joining International Paper in 2016, Ms. Slater served in various leadership positions at the Weyerhauser Company, including Senior Vice President, Cellulose Fibers, and Senior Vice President, Engineered Products and Distribution. Ms. Slater started her career as an engineer at Procter & Gamble in 1983 and has held management positions in manufacturing, printing papers, consumer products, wood products and cellulose fiber. Ms. Slater currently serves on the board of the United Way of the Mid-South and previously served on the boards of North Pacific Printing Papers, the American Wood Council and Washington State MESA (Math, Engineering & Science Achievement).  Ms. Slater holds a B.S. in chemical engineering from the University of South Alabama and has completed executive education programs at Harvard University, the Wharton School at the University of Pennsylvania and the Foster School at the University of Washington. She is a guest lecturer at Owens School at Vanderbilt University. Ms. Slater’s global business expertise, executive leadership skills, extensive industry experience and broad manufacturing and technical background qualify her to serve on the Company’s Board.

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John H. Walker, age 62

Director since 2019

Mr. Walker has served as Non-Executive Chairman of Global Brass and Copper Holdings, Inc., a manufacturer and distributor of copper and copper-alloy sheet, strip, plate, foil, rod and fabricated components, since March 2014. Mr. Walker previously served as Executive Chairman of Global Brass and Copper from November 2013 to March 2014 and as Chief Executive Officer from 2007 to March 2014. Prior to joining Global Brass and Copper, Mr. Walker was President and Chief Executive Officer of The Boler Company, the parent company of Hendrickson International, a suspension manufacturer for heavy duty trucks and trailers, from 2003 to 2006. From 2001 to 2003, he served as Chief Executive Officer of Weirton Steel Corporation, a producer of flat rolled carbon steel, and from 2000 to 2001 as President and Chief Operating Officer. From 1997 to 2000, Mr. Walker was President of flat rolled products for Kaiser Aluminum Corporation, a producer of fabricated aluminum products. Mr. Walker has been a director of Nucor Corporation since 2008 (Non Executive Chairman since 2020) and Otis Elevator since 2020, and was a director of Delphi Corporation from 2005 to 2009 and United Continental Holdings, Inc. from 2002 to 2016. Mr. Walker’s extensive executive experience leading global businesses, strategic management skills, vast experience in metal-related manufacturing and fabricating industries and public company board service qualify him to serve on the Company’s Board.

Carol A. Williams, age 62

Director since 2014

Ms. Williams retired in early 2015 after serving as a special advisor to the Chief Executive Officer at Dow Chemical Company, a diversified chemical company. Prior to her special advisor role, she served as Dow’s Executive Vice President of Manufacturing and Engineering, Supply Chain and Environmental, Health & Safety Operations. During Ms. Williams’ 34 year history at Dow, she assumed increasingly more significant management positions in R&D before becoming operations leader and then Vice President for the chloralkali assets business. She was named Senior Vice President of Basic Chemicals in 2009 and President of Chemicals & Energy in 2010. Ms. Williams has served as a board member at Olin Corporation since October 2015. She previously served as a board member at Zep, Inc. from 2012 to 2015. She holds a B.S. in chemical engineering from Carnegie Mellon University where she was selected as an Alumnae of the year in 2009. Ms. Williams received the 2010/2011 Woman of the Year Award from the National Association of Professional Women and in 2014, received the Junior Achievement Laureate award of Mid-Michigan. Ms. Williams’ extensive management expertise from manufacturing to purchasing to supply chain as well as her substantial experience in research and development qualify her to serve on the Company’s Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

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GOVERNANCE INFORMATION

Board Leadership Structure

The Board decided that the roles of the Board Chair and CEO would be separated as of January 1, 2016. At the 2016 Annual Meeting, the Board selected Carol A. Williams, an independent member of the Board, to become its Independent Board Chair (“IBC”) and the Company eliminated the role of Lead Director.

The primary responsibility of the IBC is to make the Board as effective as possible in fulfilling its oversight responsibility for the Company and to ensure that the Company derives the most benefit from the experience, education and skills of individual Board members.

In fulfilling this primary responsibility, the IBC will be expected to be a leader of his/her peers by taking personal responsibility for delivering excellence in the boardroom. This will mean helping shape meeting agendas, ensuring open communication, meaningful participation and constructive debate and focusing on appropriate follow-through regarding Board conclusions and recommendations.

The IBC will maintain regular communications with other Board members, with the frequency and depth of communications dependent on the issues that are the current focus of the Company. In addition, the IBC will act as a sounding board for the CEO, as well as other members of senior management. In separating the roles of CEO and IBC, the Board has expressly decided that it does not want the IBC to be perceived as “managing the Company” or as an “executive chair” in the eyes of management or the Company’s investors.

As the leader of the Board, the IBC is expected to take the lead in connection with the Board’s self-assessment process and the follow-through necessary to improve the Board’s overall oversight of the Company. Moreover, the IBC will assume a leadership role in CEO succession planning.

Executive Sessions

The Company’s non-employee directors meet in regularly scheduled executive sessions, both with the CEO and also without any members of management present. The purpose of these executive sessions is to promote open and candid discussion between the Board and the CEO and separately among the non-employee directors of the Board. The Board believes this approach effectively complements the Company’s Board leadership structure. The non-employee directors met seven times in executive session in 2019 without management present. As provided by the Guidelines, the IBC presided at these executive sessions.

Risk Oversight

The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. The Board primarily oversees risks through committees of the Board, particularly through the Risk Oversight Committee and the Audit Committee, as discussed in the descriptions of the committees below. The committees report to the Board and matters of particular importance or concern, including any significant areas of risk faced by the Company, are discussed by the entire Board. In addition, the Board meets with the Company’s regional presidents on a rotating basis to review risk exposure with respect to the Company’s strategic plans and objectives in order to improve long-term organizational performance.

General Board Responsibilities

The Board has the ultimate authority for overseeing the management of the Company’s business. The Board also identifies and evaluates candidates for, and ultimately appoints the Company’s officers, delegates responsibilities for the conduct of the Company’s operations to those officers, and monitors their and the Company’s performance. Certain important functions of the Board are performed by committees comprised of members of the Board, as provided below.

Board Independence

The vast majority of the members of the Board are “independent” in accordance with the New York Stock Exchange listing standards. The Board has affirmatively determined that each of the following directors is an independent director

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of the Company under the listing standards of the New York Stock Exchange: Gordon J. Hardie, Peter S. Hellman, John Humphrey, Anastasia D. Kelly, Alan J. Murray, Hari N. Nair, Hugh H. Roberts, Joseph D. Rupp, John H. Walker, Carol A. Williams and Dennis K. Williams. The Board has also affirmatively determined that the director nominees who are not currently directors, Samuel R. Chapin and Catherine I. Slater, are independent. In making this determination, the Board has determined that none of these directors or nominees have any material relationships with the Company other than their roles as directors.

Board Member Stock Ownership

The Board has established stock ownership guidelines for its members. Each member of the Board is required to own shares of the Company’s Common Stock having a value equal to five times the director’s annual cash retainer. New directors have four years from the date of joining the Board to attain the required stock ownership. Until the stock ownership guidelines are met, directors are required to retain 100% of the “net profit shares” acquired from grants of restricted stock or exercises of stock options. Net profit shares are those shares remaining after payment of tax obligations.

Board Size

The Board currently consists of 12 members. Under the Company’s Amended and Restated Certificate of Incorporation, the maximum size of the Board is 12 members.

Board Meeting Attendance

In 2019, the full Board met 11 times. All of the incumbent members of the Board attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which such director was a member. Attendance at Board and committee meetings during 2019 averaged over 96% for directors as a group.

The Company does not have a policy with regard to Board members’ attendance at Annual Meetings, although members of the Board are encouraged to attend. All members of the then-current Board attended the 2019 Annual Meeting.

Corporate Governance Guidelines

A copy of the Company’s Corporate Governance Guidelines is available on the “Investors” section of the Company’s website (www.o-i.com). A copy is also available in print to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999. The address of the Company’s website provided above or elsewhere in the Proxy Statement is not intended to function as a hyperlink, and the contents of the Company’s website are neither a part of this Proxy Statement nor incorporated by reference.

Board Nominees

The Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board and recommending that the Board select the candidates for all directorships to be filled by the Board or by the share owners. The Nominating/Corporate Governance Committee is governed in this regard by its Policies and Procedures Regarding the Identification and Evaluation of Candidates for Director (the “Policies and Procedures”), copies of which are available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Pursuant to the Policies and Procedures, in addition to other qualifications, candidates for the Board should be individuals of the highest integrity and ethical character, who value and appreciate these qualities in others. Candidates should not have any conflicts of interest and be able to represent fairly and equally all share owners of the Company. Candidates are also evaluated on their ability to function effectively in an oversight role and to devote adequate time to the Board and its committees.

The Policies and Procedures require the Nominating/Corporate Governance Committee to consider the contributions that a candidate can be expected to make to the collective functioning of the Board based on the totality of the candidate’s background, skills, experience and expertise and the composition of the Board at the time. The Policies and Procedures also state the Nominating/Corporate Governance Committee’s belief that diversity is an important attribute of a well-functioning Board and the Policies and Procedures, the Guidelines and the Nominating/Corporate Governance

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Committee’s Charter each require the Nominating/Corporate Governance Committee to take into consideration the benefits of having Board members who reflect a diversity of age, gender, ethnicity and country of citizenship.

The Company maintains a skills matrix, and actively monitors the skills, experience and expertise of all its individual directors with an eye towards ensuring that the Board is balanced with respect to key skill sets. Given that the Company is a large global public manufacturing company, many of the Board’s directors have skills and experience relating to similar organizations. The Board also has strong skills, experience and expertise in other areas, including finance and capital allocation, mergers and acquisitions, strategic planning and corporate governance. The Nominating/Corporate Governance Committee considers the skills, experience and expertise of Board members expected to retire or leave the Board in the near future when it identifies candidates for Board membership. The Nominating/Corporate Governance Committee also considers in its nomination processes the recommendations of current Board members regarding particular skills that could improve the ability of the Board to carry out its responsibilities.

Director Experience and Skills

The following chart represents the diverse range of experience and skills offered by the 12 nominees for director.

	Manufacturing Operations	Public Company Management	Global Business	Corporate Governance	Financial	Marketing/Sales	Risk Management	Engineering
Samuel R. Chapin		X	X	X	X		X
Gordon J. Hardie	X	X	X	X		X	X
Peter S. Hellman	X	X	X	X	X	X	X
John Humphrey	X	X			X		X	X
Anastasia D. Kelly		X		X			X
Andres A. Lopez	X	X	X	X	X	X	X	X
Alan J. Murray	X	X	X	X	X	X	X
Hari N. Nair	X	X	X	X	X	X	X	X
Joseph D. Rupp	X	X	X	X	X	X	X	X
Catherine I. Slater	X	X	X		X	X	X	X
John H. Walker	X	X	X	X	X		X	X
Carol A. Williams	X	X	X	X	X	X	X	X

The Nominating/Corporate Governance Committee will consider potential candidates for director who have been recommended by the Company’s directors, the CEO, other members of senior management and share owners. Outside consultants may also be employed to help identify potential candidates. Mr. Chapin was recommended to the Nominating/Corporate Governance Committee as a director candidate by the Board in consultation with investors. Ms. Slater was recommended to the Nominating/Corporate Governance Committee as a director candidate by a third-party search firm engaged by the Company under the direction of the Nominating/Corporate Governance Committee to assist in identifying potential director candidates. Pursuant to its Policies and Procedures, the Nominating/Corporate Governance Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates and considers questions of independence and possible conflicts of interest. Members of the Nominating/Corporate Governance Committee discuss and evaluate possible candidates in detail, and determine which individuals to consider in more depth. Once a candidate is identified whom the Nominating/Corporate Governance Committee wants to move toward nomination, one or more members of the Nominating/Corporate Governance Committee will enter into discussions with the candidate. The procedures for the nomination of director candidates by share owners are described under the heading “2021 Annual Meeting of Share Owners.”

The performance of incumbent members of the Board is evaluated annually by the Nominating/Corporate Governance Committee. Incumbent directors who continue to satisfy the Nominating/Corporate Governance Committee’s criteria for

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Board membership and whom the Nominating/Corporate Governance Committee believes continue to make important contributions to the Board generally will be renominated by the Board at the end of their term.

Code of Business Conduct and Ethics

The Company has a Global Code of Business Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer. The Code is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Communicating with the Board

Share owners and other interested parties may contact any member (or all members) of the Board (including, without limitation, the non-employee directors as a group), the IBC, any Board committee or any Chair of any such committee. To communicate with the Board, the IBC, any individual directors or any group or committee of directors, correspondence should be addressed to the “Board of Directors,” the “IBC” or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999. All communications so received will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressees. In the case of communications to the Board, the IBC or any group or committee of directors, the Corporate Secretary will distribute the contents to each director who is a member of the group or committee to which the contents are addressed.

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BOARD AND COMMITTEE MEMBERSHIP

There are four standing committees of the Board: the Audit Committee, the Compensation and Talent Development Committee, the Nominating/Corporate Governance Committee and the Risk Oversight Committee. Subject to applicable provisions of the Company’s By-Laws and Corporate Governance Guidelines, the Board appoints the members of each committee and rotates members periodically consistent with the experience and expertise of individual directors.

Current Committee Membership

Directors currently serving on committees of the Board and the number of meetings held in 2019 by the committees are identified below.

		Compensation	Nominating/
		and Talent	Corporate	Risk
Name	Audit	Development	Governance	Oversight
Independent Directors:
Gordon J. Hardie				Chair
Peter S. Hellman	X	X
John Humphrey	X
Anastasia D. Kelly			Chair	X
Alan J. Murray(1)	Chair
Hari N. Nair(2)	X	X
Hugh H. Roberts		X	X
Joseph D. Rupp(3)		Chair	X
John H. Walker(4)			X	X
Carol A. Williams			X
Dennis K. Williams	X	X
Non-Independent Directors:
Andres A. Lopez				X
Number of meetings in 2019	9	7	6	5

(1)	On May 16, 2019, Mr. Murray resigned from the Nominating/Corporate Governance Committee.
(2)

On May 16, 2019, Mr. Nair resigned from his position as Chair of the Compensation and Talent Development Committee, but continued to serve as a member of the Compensation and Talent Development Committee.

(3)	On May 16, 2019, Mr. Rupp began serving as Chair of the Compensation and Talent Development Committee.
(4)	On May 16, 2019, Mr. Walker began serving as a director of the Company and as a member of the Nominating/Corporate Governance Committee and the Risk Oversight Committee.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee represents and assists the Board with the oversight of: (a) the integrity of the Company’s financial statements and internal controls; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s internal audit function and of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

All members of the Audit Committee meet the audit committee independence requirements of the New York Stock Exchange and also satisfy the independence standards applicable to audit committees pursuant to Rule 10A‑3(b)(i) under the Exchange Act. The Board has determined that Mr. Murray, the Chair of the Audit Committee,  and Messrs. Hellman and Humphrey are each qualified as an “audit committee financial expert” within the meaning of SEC regulations and that all of the Audit Committee members meet the financial literacy requirements of the New York Stock Exchange. No member of the Audit Committee serves on the audit committee of more than three public companies.

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Compensation and Talent Development Committee

The Compensation and Talent Development Committee assists the Board with respect to compensation of the Company’s directors, officers and employees. In carrying out such responsibilities, the Compensation and Talent Development Committee administers the Amended and Restated 1997 Equity Participation Plan, the Second Amended and Restated 2005 Incentive Award Plan, the Amended and Restated 2017 Incentive Award Plan, the Company’s annual bonus plans and certain other benefit plans of the Company and makes recommendations to the Board with respect to the compensation to be paid and benefits to be provided to directors, officers and employees of the Company. The Compensation and Talent Development Committee also oversees and reviews management succession planning and development for key executive positions other than the Chief Executive Officer, including ensuring the availability of qualified replacements and planning for contingencies such as the departure, death or disability of key executives so that the Company has in place an emergency succession plan that addresses both interim and longer-term leadership for the Company. The Compensation and Talent Development Committee makes recommendations to the Board with respect to the adequacy of the succession and development plans for key executive officer positions other than the Chief Executive Officer.

The Compensation and Talent Development Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Compensation and Talent Development Committee. A copy of the Compensation and Talent Development Committee Charter is available on the “Investors” section of the Company’s website (www.o‑i.com) and in print, free of charge, to any share owner upon request addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Each member of the Compensation and Talent Development Committee is an “independent director” under the New York Stock Exchange listing standards.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by (a) identifying and evaluating individuals qualified to become directors; (b) selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the share owners; (c) developing and recommending to the Board a set of corporate governance principles contained in the Company’s Corporate Governance Guidelines and Global Code of Business Conduct and Ethics; (d) overseeing the evaluation of the Board and management of the Company; (e) taking a leadership role in shaping the corporate governance of the Company; (f) overseeing CEO succession planning and development; and (g) overseeing the Company’s Ethics and Compliance function, in conjunction with other committees requested to address issues arising in this area.

The Nominating/Corporate Governance Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Nominating/Corporate Governance Committee. A copy of the Nominating/Corporate Governance Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request, addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Each member of the Nominating/Corporate Governance Committee is an “independent director” under the New York Stock Exchange listing standards.

The Nominating/Corporate Governance Committee will accept recommendations from share owners for nominees for the Board. The procedures for submitting share owner recommendations are described under the heading “2021 Annual Meeting of Share Owners.”

Risk Oversight Committee

The Risk Oversight Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s risk management processes. The Risk Oversight Committee: (a) provides oversight of management’s policies and activities relating to the identification, evaluation, management and monitoring of the Company’s significant enterprise risks, including the major strategic, operational, financial, regulatory, compliance, cyber security, reporting, reputational, governance and human resources and labor risks inherent in the business of the Company (the “Enterprise Risks”); (b) oversees compliance with legal and regulatory requirements with respect to the conduct of the Company’s business, except for those specific compliance matters under the jurisdiction of other Committees of the Board, as determined by

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the Board; and (c) reports to the Board regarding the Enterprise Risks that have the potential to significantly impact the Company’s ability to execute its strategic priorities and achieve its performance goals.

The Risk Oversight Committee operates under a written charter adopted by the Board that sets forth the specific responsibilities of the Risk Oversight Committee. A copy of the Risk Oversight Committee Charter is available on the “Investors” section of the Company’s website (www.o-i.com) and in print, free of charge, to share owners upon request to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999.

Under the terms of the Risk Oversight Committee Charter, the Risk Oversight Committee (a) reviews and submits for Board approval the Company’s Risk Management Philosophy, Risk Management Policy and Statement of Risk Appetite, as developed by management; (b) reviews management’s processes designed to identify, assess, manage, monitor and report the Company’s significant Enterprise Risks; (c) reviews, monitors and discusses with management the Company’s significant Enterprise Risks and opportunities including steps management is taking to assess and manage such risks and opportunities; (d) reviews the Company’s disclosure of Enterprise Risks in all filings with the SEC (including the Annual Report on Form 10-K); and (e) together with the Audit Committee, reviews, assesses and discusses with the general counsel, the Chief Financial Officer and the independent registered public accounting firm (i) any significant risks or exposures; (ii) the steps management has taken to minimize such risks or exposures; and (iii) the Company’s underlying policies with respect to risk assessment and risk management.

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DIRECTOR COMPENSATION AND OTHER INFORMATION

Director Compensation

Each non-employee director of the Company receives an annual retainer of $72,500, paid quarterly. Each non-employee director also receives $2,000 for each Board meeting in which such director participates and for each committee meeting in which such director participates as a member (including as Chair). Chairs also receive additional annual retainers paid quarterly as follows:

•	Independent Board Chair – $150,000
•	Audit Committee Chair – $25,000
•	Compensation and Talent Development Committee Chair – $20,000
•	Nominating/Corporate Governance and Risk Oversight Committee Chairs – $15,000

Each non-employee director also receives on the date immediately following the date of the Company’s annual meeting of share owners at which directors are elected (“Date of Grant”), a grant of restricted stock units (“RSUs”) with respect to a number of shares of Common Stock having a fair market value on the Date of Grant equal to $125,000, rounded up or down to the nearest whole share of Common Stock, pursuant to the terms of the applicable Company equity incentive plan (the “Annual Grant”).

The RSUs subject to the Annual Grant vest in full on the date of the Company’s next annual meeting of share owners at which directors are elected following the Date of Grant (the “Normal Vesting Date”), subject to the director’s continued service through such date, or, if earlier, upon the applicable director’s termination of service due to death, disability or retirement (after reaching age 60). In addition, upon termination of service for reasons other than death, disability, retirement or removal for cause, the RSUs will vest pro rata based on the number of days of the applicable director’s service from the Date of Grant to the Normal Vesting Date.  All RSUs are immediately forfeited upon a non-employee director’s removal for cause. All RSUs will fully vest upon a change in control. Vested RSUs are settled in shares of Common Stock, on a one for one basis, within 30 days after the Normal Vesting Date, or if earlier, termination of service.

In the event a new non-employee director joins the Board on any date other than the date of the annual meeting of share owners, in addition to the Annual Grant, such new non-employee director will also receive on the date immediately following the first annual meeting of share owners at which directors are elected during such director’s tenure on the Board an additional grant of RSUs with respect to a number of shares of Common Stock having a fair market value on the date of such grant equal to the fair market value of the Annual Grant awarded to directors in the previous year, pro-rated based on the number of days of service in the period from the commencement of such director’s service on the Board to the date of such grant.

Beginning with the RSUs granted in 2019, awards were granted with tandem dividend equivalents, which conferred on the holder of such RSUs the right to receive dividend equivalent payments for dividends declared over the  time-vesting period during which such units remain outstanding. Such dividend equivalents are payable only if and when the underlying unit vests and will generally be paid in cash upon or shortly after vesting of the underlying unit.

The Deferred Compensation Plan for Directors of O-I Glass, Inc. provides an opportunity for non-employee directors to defer payment of their directors’ fees. Under the plan, a non-employee director may defer receipt of all or any portion of the cash portion of the compensation described above. Deferrals may be credited into a cash account or into a Company stock unit account. Funds held in a cash account accrue interest at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A-rated companies, plus one percent. Distributions from the plan are made in cash.

Each director is reimbursed for expenses associated with meetings of the Board or its committees.

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The total compensation earned by non-employee directors in 2019 is reflected in the following table:

DIRECTOR COMPENSATION IN 2019

		Stock
	Fees Earned	Awards
Name	(1)	(2)	Total
Gordon J. Hardie	117,500	125,000	242,500
Peter S. Hellman	122,500	125,000	247,500
John Humphrey	110,500	125,000	235,500
Anastasia D. Kelly	131,500	125,000	256,500
John J. McMackin, Jr.(3)	39,287	—	39,287
Alan J. Murray	141,500	125,000	266,500
Hari N. Nair	132,028	125,000	257,028
Hugh H. Roberts	120,500	125,000	245,500
Joseph D. Rupp	132,973	125,000	257,973
John H. Walker(4)	75,213	125,000	200,213
Carol A. Williams	254,500	125,000	379,500
Dennis K. Williams	118,500	125,000	243,500

(1)	The cash amounts earned by each director are made up of the following amounts:

		Annual
		Committee	Board	Committee
	Annual	Chair	Meeting	Meeting
Name	Retainer	Retainer(6)	Fees	Fees	Total
Gordon J. Hardie	72,500	15,000	20,000	10,000	117,500
Peter S. Hellman	72,500	—	20,000	30,000	122,500
John Humphrey	72,500	—	20,000	18,000	110,500
Anastasia D. Kelly	72,500	15,000	22,000	22,000	131,500
John J. McMackin, Jr.	27,287	—	8,000	4,000	39,287
Alan J. Murray	72,500	25,000	22,000	22,000	141,500
Hari N. Nair(5)	72,500	7,528	20,000	32,000	132,028
Hugh H. Roberts	72,500	—	22,000	26,000	120,500
Joseph D. Rupp(5)	72,500	12,473	22,000	26,000	132,973
John H. Walker	45,213	—	16,000	14,000	75,213
Carol A. Williams	72,500	150,000	20,000	12,000	254,500
Dennis K. Williams	72,500	—	20,000	26,000	118,500

(2)

Amounts reflect the aggregate grant date fair value of RSUs computed in accordance with Financial Accounting Standard Board (“FASB”) ASC 718. Each of the current non-employee directors held 7,200 unvested restricted stock units as of December 31, 2019.

(3)	Mr. McMackin served as a Director through May 16, 2019.
(4)	Mr. Walker became a Director on May 16, 2019.
(5)	Mr. Nair resigned as Chair of the Compensation and Talent Development Committee and Mr. Rupp began serving as Chair of the Compensation and Talent Development Committee on May 16, 2019.
(6)	Includes the IBC Retainer.

Related Person Transactions

Pursuant to written policies and procedures set forth in the Company’s Corporate Governance Guidelines, the Company reviews relationships and transactions in which the Company and its directors and executive officers, or their immediate family members, are participants. The Board has delegated initial review of such transactions to the Nominating/Corporate Governance Committee. The Company’s Corporate Governance Guidelines provide that the Nominating/Corporate Governance Committee will review and, if appropriate, recommend to the full Board the approval or ratification of related party transactions. Pursuant to the Guidelines, the Nominating/Corporate Governance

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Committee takes into account the following factors: the related person’s connection to the Company and interest in the transaction, the approximate dollar value of the transaction, the importance of the transaction to the related person and the Company, whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company, and any other appropriate information.

During 2019, the law firm of Williams & Jensen, PLLC, of which Mr. McMackin (who was a board member of the Company through May 16, 2019) is a principal, billed the Company approximately $500,000 for consulting and legal services in connection with various matters. Williams & Jensen, PLLC is an independently owned, Washington, D.C. law firm with particular expertise in the area of government affairs. Upon the review and recommendation of the Nominating/Corporate Governance Committee, the Board reviewed and approved the Company’s 2019 engagement of Williams & Jensen, PLLC at the billing levels indicated above.

Compensation and Talent Development Committee Interlocks and Insider Participation

During 2019, the following directors served on the Compensation and Talent Development Committee of the Board: Peter S. Hellman, Hari N. Nair, Hugh H. Roberts, Joseph D. Rupp (Chair) and Dennis K. Williams. No member of the Compensation and Talent Development Committee is a current or former officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of Regulation S‑K. In addition, no executive officer of the Company served on any board of directors or compensation committee of any other board for which any of the Company’s directors served as an executive officer at any time during 2019.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of the compensation of the Company’s named executive officers (“NEOs”), the objectives and principles underlying executive compensation programs, the Company’s recent compensation decisions, and the factors considered in making those decisions. The Company’s NEOs for 2019 were:

Name	Position
Andres A. Lopez	President and Chief Executive Officer (“CEO”)
John A. Haudrich (1)	Senior Vice President and Chief Financial Officer (“CFO”)
Jan A. Bertsch (2)	Former Senior Vice President and CFO
Miguel I. Alvarez	President, O-I Americas
Giancarlo Currarino	Senior Vice President and Chief Technology and Supply Chain Officer
Mary Beth Wilkinson	Senior Vice President, General Counsel and Corporate Secretary

(1)	Mr. Haudrich served as Senior Vice President and Chief Strategy and Integration Officer through April 3, 2019 and as Senior Vice President and Chief Financial Officer commencing April 4, 2019.
(2)	Ms. Bertsch served as Senior Vice President and Chief Financial Officer through April 3, 2019, and remained an employee through her retirement on May 31, 2019.

Executive Summary

The O-I Glass Compensation and Talent Development Committee (“the Committee”) is committed to working with the Board of Directors and management to design compensation plans that motivate the Company’s executives and support business objectives that create share owner value. In 2018 the Company engaged in extensive share owner outreach. The outreach discussions indicated support for the Company’s executive pay program and identified no fundamental issues.  For the 2019 performance cycle the Committee made two important changes to the Company’s compensation plans to further align the program’s ties to performance in general and share owners’ interests. Specifically, the Company:

▪	introduced relative total shareholder return (“r-TSR”) as a modifier to the performance stock unit payout; and
▪	increased the portion of target long-term incentive (“LTI”) value delivered in the form of performance stock units from 50% to 60%.

The Company believes this revised pay program supports the Company’s business objectives and reflects share owners’ interests, as demonstrated by the overwhelmingly strong support (with 97% approval) from share owners for the Company’s advisory Say on Pay vote received in 2019.  Further, the incentive program payout levels and the associated stock price movement are consistent with a historical trend of being closely aligned with the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies as more clearly seen in the realizable pay and performance analysis covered beginning on page 24, demonstrating the strong alignment of pay for performance.

The Foundation: The Strategic Plan for the Company

The strategic plan for the Company serves as the foundation for its pay program. The Company’s vision is to shape a healthier and more exciting world with innovative and competitive packaging solutions for food and beverage brands. Its goal is to win the fight for glass and achieve success for its customers, employees and share owners. The Company will realize its vision and goal by achieving its three strategic ambitions including:

▪

To be the preferred supplier for glass packaging in the global food and beverage industry by significantly improving the customer experience; aligning its activity with customers’ value to grow revenue together; improving quality and flexibility; improving innovation and speed of commercialization; improving its environmental profile; as well as increasing sales, marketing, end-to-end supply chain capabilities and talent;

2020 Proxy Statement	19

▪

To be the most cost effective producer in the global glass packaging segment by ensuring asset stability and total systems cost management; elevating factory profitability and efficiency, leveraging automation, and improving quality; cultivating game changing concepts that create new competitive advantages; and focusing on continuous improvement; and

▪	To create a new business model to make glass increasingly more relevant and accessible by leveraging innovation; developing breakthrough technology; and enabling the value chain.

The Company continues to emphasize collaboration across the Company, leveraging its knowledge and expertise, increasing accountability, and aligning incentives with the right results, with a focus on one team, one enterprise and one plan. The Company believes successful execution along these lines will lead to enhanced value for share owners, customers, and employees.

Despite a very challenging year, the Company continued to execute its strategy in 2019 by taking a number of bold structural actions to change O-I's business fundamentals. First, the Company is optimizing its structure. This includes ensuring it has the right business portfolio for evolving markets. After a few recent acquisitions geared to increase exposure to attractive growing markets, the Company is now focused on divesting assets that are not core to its strategy. In addition, in late December, the Company completed its corporate modernization initiative, whereby O-I Glass became the Company’s new parent entity and O-I Group and Paddock became direct, wholly owned subsidiaries. In January 2020, Paddock voluntarily filed for relief under Chapter 11, structurally isolating the Company’s legacy asbestos liabilities from O-I Glass, Inc. and the glass-production operations and setting in motion efforts to finally resolve its legacy asbestos liability. With Paddock's Chapter 11 filing, definitive action has been taken to establish a final, certain and equitable resolution to legacy asbestos-related liabilities. Proceeds from divestitures, along with decisive actions to address legacy liabilities, will improve the health of the Company’s balance sheet. All of these actions are well underway. Second, the Company is focused on turning around its business performance and initiated a number of important turnaround initiatives. Third, with an eye on the long term, the Company continues to advance MAGMA, technology that would enable dramatic reductions in capital intensity, improve speed to market, and significantly enhance flexibility, creating a new business model for the glass packaging industry. The Company is confident that these efforts will improve business performance and cash flows in 2020 and beyond.  Coupled with important trends like sustainability, the glass packaging industry and the Company are well positioned for future growth.

Linking the Company’s Incentives to Its Plan and Share Owner Interests

For the 2019 Short-Term Incentive (“STI”) Plan in which the NEOs participated, the Committee maintained the measures of Earnings Before Interest and Taxes (“EBIT”) (weighted at 80%) to continue management’s focus on profitability, the need to control costs and accountability for delivering financial results, and Free Cash Flow (“FCF”) (weighted at 20%) critical for managing the Company’s financial obligations, deleveraging its balance sheet, investing in its business, and returning value to share owners.  Further, the Committee continued to base its STI awards on overall enterprise results, reinforcing the Company’s strategy of one team, one enterprise and one plan.

For the 2019 LTI Plan, the Committee increased the portion of the target value delivered in the form of performance stock units from 50% to 60% of target value, with the remaining 40% delivered in the form of time-based restricted stock units. Further, such awards have dividend equivalents to align them with the total returns provided to shareholders and are only payable to the degree the underlying awards vest. The Committee also continued its approach for measuring long-term results associated with the performance stock units, wherein awards are based on the Company’s performance for a full three-year period as measured by cumulative Adjusted Net Earnings Per Share (“EPS”) and a three-year average Return on Invested Capital (“ROIC”), weighted equally, maintaining the program’s ties to delivering sustained, long-term financial results.  In addition, the Company added r-TSR as a modifier to the performance stock unit payout, further strengthening the program’s ties to share owners’ interests.

The Committee continued to set challenging incentive goals for both the STI and LTI plans consistent with the Board’s expectations of management and its commitments to share owners.  As shown below, the Company’s incentive structure is highly motivational and creates share owner alignment.

Incentive Plan Results: Reflect the Company’s Performance

The Company is confident that its new and bold strategy will continue to evolve and lead to improvement in its operating and stock price performance over the next few years. However, 2019 remained a year of challenging transitions as the Company started to execute that strategy. The disappointing key performance results shown below reflect the impact of

20	2020 Proxy Statement

this transition. Thus, the Company’s stock price was down significantly for the year. The Company was buoyed, however, to see the positive stock price reaction to its announcement of Paddock and other strategic actions—with the stock price increasing more than 30% from the announcement in November 2019 to the end of the year.

Key Performance Highlights

Delivered EBIT (as defined on page 28) of $753M, a 14% decrease from prior year, which fell below the threshold performance level for this STI measure.

Produced FCF (as defined on page 28) of $13M, a 96% decrease from prior year, which fell below the threshold performance level for this STI measure.

Generated cumulative EPS (as defined on page 32) of $7.58 over the three-year performance period 2017-2019[1], generating a payout below target for this measure under the Company’s LTI performance stock unit program.

Achieved average ROIC (as defined on page 32) of 10.64%, which significantly exceeded the Company’s weighted average cost of capital, generating a payout slightly above target level for this measure under the Company’s LTI performance stock unit program.

Returned value to share owners, by instituting a quarterly dividend beginning in the first quarter of 2019.

(1)	Adjusted to exclude the effect of share buybacks above dilution.

These results were reflected in the compensation actually earned and paid for 2019 under the Company’s incentive plans, which required management to meet challenging goals.

The Company’s NEOs did not earn a payout under the 2019 STI program.  Management and the Committee believe this result is aligned with the underlying operating performance of the Company for 2019.  The Company’s NEOs earned performance stock units for the 2017-2019 period at 90% of target, based on above-target EPS and ROIC performance in 2017 and 2018, offset by below-target EPS performance and threshold ROIC performance in 2019. While they vested in 90% of the target number of performance stock units, they actually earned 55% of their target grant value as the Company’s stock price declined from $19.57(a) to $11.93(b) during the 2017-2019 period, consistent with the Company’s aim of linking executives’ interests to share owners’ interests. The Committee felt that the payout reflected the Company performance for the period, as the Company had strong performance in 2017 and 2018, offset by weaker performance in 2019. As the performance stock units are earned based on cumulative EPS and average ROIC for each year of a three-year performance period, the payouts for the performance stock units granted in 2018 and 2019 will also be negatively affected by the performance of the Company for 2019.

These payout levels are consistent with the Company’s historical trend of being closely aligned with the changes in our stock price and the returns earned by its investors relative to those of the S&P 500 or its pay benchmarking companies. This is more clearly seen in the realizable pay and performance analysis covered beginning on page 24. In addition, the Company’s stock ownership guidelines and substantial executive stock ownership also created significant alignment with the share owners, as the value of those holdings reflect changes in the Company’s stock price.

No Problematic Pay Practices

The Committee regularly monitors the Company’s pay practices, which are consistent with good corporate governance and identified best practices.  The Committee has established a clawback or recovery policy covering cash and equity incentives. Double triggers have been established for receiving any benefits associated with a change-in-control. Further, the Company does not offer tax gross-ups for any severance benefits or executive perquisites, with the exception of a tax gross up on the annual economic value of the executive life insurance benefit for Mr. Lopez, as the Committee previously determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate this contractually based benefit. No other NEOs are eligible for gross-ups on these benefits. The stock ownership guidelines are consistent with those of other large companies and are reinforced by stock holding requirements.

(a) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on March 6, 2017.

(b) Based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2019, the last business day of the year.

2020 Proxy Statement	21

The Committee also prohibits its directors, officers and employees from hedging their ownership of Company securities, whether such securities are granted as compensation or held directly or indirectly. This includes, but is not limited to, trading in publicly traded options, puts, calls, or other derivative instruments related to Company securities, such as zero cost collars and forward sale contracts.

2020 Say on Pay

The Company’s 2020 Say on Pay proposal is found on page 61. The Company’s 2019 Say on Pay proposal received 97% support from share owners, up from 78% in 2018. In response to the decline in support in 2018 compared to 2017, the Company conducted a share owner outreach initiative, wherein it reached out to its largest 20 share owners and met with those that expressed interest. As discussed above, while the outreach discussions indicated strong support for its executive pay program and identified no fundamental issues, the Committee made two important changes to the Company’s compensation plans for 2019 to strengthen the program’s ties to performance in general and share owners’ interests. Specifically, the Company:

▪	introduced r-TSR as a modifier to the performance stock unit payout and
▪	increased the portion of the target LTI value delivered in the form of performance stock units from 50% to 60%.

In addition, the Board, at the recommendation of the Committee, amended its Insider Trading Policy in 2018 to prohibit the Company’s directors, executive officers, employees and other covered personnel from purchasing Company securities on margin, pledging Company securities as collateral for a loan, and borrowing against any account in which company securities are held. Prior to this revision, Company securities could be pledged with pre-clearance from the Company’s General Counsel and notice to the Committee. While none of the NEOs or directors had pledged shares in the past, the Committee felt it important to implement this practice as the Company’s formal policy.

As a result, the Committee believes the Company’s executive compensation program continues to represent share owners’ interests in a responsible and reasonable fashion and warrants your support at this year’s Annual Meeting.

Compensation Principles

The Committee maintains executive compensation programs designed to align executive pay with share owner interests and the annual and long‑term performance of the Company. The Company believes its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. Key elements of this pay strategy include:

Key Principles of Compensation

Targeting total direct compensation (overall and by element) for the NEOs to approximate market median pay levels, while also considering internal equity, and regularly evaluating pay versus market practices using comparator company and survey comparisons;

Ensuring that a majority of target compensation for each NEO is in the form of annual and long-term incentives, the latter delivered primarily in stock;

Analyzing annually the relationship between executive pay and Company performance to ensure alignment; and

Completing regular risk assessments, taking into consideration the Company’s business model, incentive plan design (including mix of incentive vehicles, balance of performance measures, target setting methodology, caps on payouts, etc.) and policies designed to reduce risk (such as share ownership and retention guidelines, clawback policy, and anti‑hedging and prohibition of pledging policy), among other considerations, to evaluate if the Company’s compensation program promotes excessive risk taking.

22	2020 Proxy Statement

Say on Pay Vote and Share Owner Outreach

97%

In the 2019 “Say on Pay” vote, the Company’s share owners approved its executive compensation program with a 97% approval rating. The Committee continues to believe the Company’s compensation programs are well aligned with both share owners’ interests, competitive market practices and the overall performance of the Company and the individual executive. Nonetheless, the Committee and management regularly review compensation programs to ensure such alignment continues and make changes as appropriate or necessary.

As the Company believes that an annual “Say on Pay” vote encourages beneficial dialogue on compensation and provides the most consistent and clear communication channel for share owner concerns about executive compensation, the Company is holding an annual advisory vote in 2020 to approve executive compensation. The Committee will continue to consider the results from this year’s and future advisory votes on executive compensation. The Company continues to actively engage major share owners and proxy advisory firms, ISS and Glass Lewis, regarding executive pay and its alignment with share owner interests, as well as the preferred frequency in which to conduct the “Say on Pay” vote.  The Company believes these discussions have confirmed the reasonableness and appropriateness of the executive pay program’s principles, structure and outcomes.

Compensation and Governance Practices

The Company’s executive compensation programs are designed to reflect appropriate governance practices aligned with the needs of the business. Below is a summary of compensation practices the Company has adopted to drive performance and to align with share owner interests, followed by a list of practices the Company does not subscribe to because the Company does not believe they would serve their share owners’ long‑term interests.

2020 Proxy Statement	23

What the Company Does/Has	What the Company Does Not Do/Have

✔  Aligned Pay and Performance

✔  Appropriately Demanding Incentive Goals

✔  Incentive Metrics Aligned with Value Creation Strategy: higher earnings (EBIT and EPS), greater free cash flow, capital efficiency (ROIC) and stock price (equity awards)

✔  Balanced Compensation Structure: fixed vs. variable; annual vs. long term; cash vs. stock; service vs. performance-based awards

✔  Target Market Median Pay Levels based on pay data of Peers and Other Industrial Companies of Similar Size

✔  Compensation Recovery (Clawback) Policy

✔  Stock Ownership and Retention Guidelines

✔  Double Trigger (a change in control and an involuntary termination) Requirement for Equity Vesting

✔  Anti-Hedging and Prohibition of Pledging Policy, as well as a Pre-Clearance Policy regarding equity transactions

✔  Annual Independent Risk Assessment of Compensation Programs

✔  Annual Review of Independence of Committee’s Advisors

✔  Annual “Say on Pay” Vote

✔  Independent Compensation and Talent Development Committee

✔  r-TSR modifier in the LTI performance stock unit program (beginning in 2019)

✔  Majority (60%) of LTI delivered in performance-based awards vs. service-based equity (beginning in 2019)

✔  Common Annual Grant Date each Year to Minimize Perception of Market Timing

✔  Protective Noncompete, Nonsolicitation and Confidential Information Covenants Applicable to LTI Awards

✔  One-year minimum vesting requirement for equity awards (with up to 5% of shares being exempt from this requirement)

✔  Non-employee director award limit

✘  Excessive Perquisites or Tax Gross‑ups for Perquisites: See “Other Benefits” for details

✘  Excise Tax Gross‑Ups upon Change in Control

✘  Payment of Dividends or Dividend Equivalents on Unvested LTI awards

✘  Repricing of Underwater Stock Options

✘   Rely on fixed compensation or service-based reward elements

✘  Use the same financial metric(s) in the annual and long-term incentive plans

✘  Single Trigger Change in Control Severance Payments

✘  Encourage Excessive Risk Taking

✘  Liberal Share Recycling

✘  Multi-Year Employment Contracts

Assessment of Realizable Pay and Performance

The Committee annually compares the NEOs’ realizable pay and the Company’s performance to the pay and performance of comparator companies in order to assess the alignment of the Company’s pay and performance.

In assessing pay and performance, the Company’s independent compensation advisors, Pay Governance, analyzed the Company’s 2016-2018 realizable pay and performance relative to comparator companies. Unlike the results reported in the Summary Compensation Table reported on page 42, realizable pay looks at the pay an executive earned or could have earned for a period based on the actual financial performance against the Company’s incentive goals and the stock price performance that was influenced by those results. It also included the potential value that could be realized from any unvested awards based on the Company’s stock price at the end of that period (December 31, 2019). The Committee believes realizable pay is a better gauge for assessing pay and performance than the data found in the Summary Compensation Table, as the Summary Compensation Table definition of total pay includes a mix of some elements that are actual pay, such as salary and annual incentives, and other elements that are accounting estimates of future potential pay, such as performance stock units, restricted stock units and options. Further, realizable pay excludes the annual changes in pension calculations which are not part of the pay decisions made by the Committee. Those benefits can significantly distort pay reported in the Summary Compensation Table and how it relates to the Company’s performance.

24	2020 Proxy Statement

In assessing realizable pay, the Committee reviewed the actual rewards earned by the CEO and CFO from 2016 to 2018: base salaries received by the executive, annual bonuses earned, vesting date value (as opposed to grant date or accounting value used in the Summary Compensation Table) of time‑based restricted awards granted during the period, any exercise gains realized on options granted during the period (which the Company did not award but some of its pay peers continue to award) and the value of any long‑term performance awards made and earned in the three‑year period. In addition, realizable pay includes the value of any outstanding (unvested, unexercised or unearned) long‑term incentives awarded during the three‑year period based on the Company’s stock price as of December 31, 2018. The same approach is used to calculate the realizable pay of the CEOs and CFOs at comparator companies. This enables the Committee to compare the Company’s realizable pay levels with similar executives at comparator companies. As a result, realizable pay relies on information reported in comparator company proxies, the latest year for which pay is available being 2018.

In addition to assessing the Company’s realizable pay levels relative to comparator companies, the Committee also examined the Company’s annual and long‑term performance versus those companies. From a long‑term performance perspective, the analysis focused on TSR relative to those companies, which captures the principal goal of the Company’s long‑term incentive plans—creating value for investors. As shown in the following two exhibits, the Company’s pay program has produced realizable pay levels relative to peers that are directionally and reasonably aligned with the Company’s TSR performance relative to those companies. For the 2016-18 period, the Company’s TSR approximated the median result of the Company’s pay peers and was closely aligned with the realizable pay of its CEO and CFO, both of which approximated the peers’ median levels.

From an annual or short‑term performance perspective, the Company’s performance across several perspectives of EBIT and cash flow performance (growth, percent of revenue and percent of invested capital) was evaluated relative to similar metrics for comparator companies for each year of the past five years. These results captured the key drivers of the Company’s STI program, which support the Company’s strategic objectives as well as its value creation efforts. The Company’s rankings relative to comparator companies across these annual performance metrics were compared to rankings of the cash compensation (salary + actual bonus) earned by the Company’s CEO and CFO during the same period. As with the Company’s realizable pay and TSR comparisons, the Company’s annual cash compensation was appropriately aligned with its annual performance rankings relative to peers.  When considering financial performance for each of the past five years, the Company’s average peer ranking equaled the 44th percentile, comparable to the average cash compensation (salary and bonus) ranking of its CEO (44th percentile) and CFO (57th percentile).

From these perspectives, the Company believes the pay program produced acceptable outcomes with officers’ relative pay levels aligned with its relative annual and long‑term performance levels, supportive of share owners’ interests.

Compensation Benchmarking

While realizable pay examines the alignment of the Company’s performance and the pay actually realized or realizable by those results, the Committee also annually reviews the competitiveness of the target pay opportunities provided to the Company’s senior leadership team (including the CEO and his key direct reports). This review encompasses all elements of target direct compensation: base salary, annual incentives and cash compensation (base salary + annual

2020 Proxy Statement	25

incentives), LTI and direct compensation (base salary + annual incentives + LTI). In addition, the review examines the mix of total pay (fixed to variable pay, short to long‑term compensation and cash to stock compensation) and LTI mix (stock awards versus options and service versus performance‑based awards). The objectives of this review are to ensure the opportunities associated with the Company’s program are aligned with its pay philosophy, which targets market median but also considers internal equity between senior leadership team members.

Market Data

In determining compensation levels for the senior leadership team, the Committee reviews competitive market remuneration data including:

•     proxies of companies in the comparator group used to benchmark pay (shown below). Proxy data is only considered for the Company’s CEO and CFO; and

•     surveys published by Aon Hewitt, Mercer and Willis Towers Watson, which provide data reflecting the incumbent’s functional responsibilities and the appropriate revenue scope (corporate or region) of their operating unit, are used to assess the target compensation for other senior leaders.

Comparator Group Companies

While there is no other company of comparable size to O-I that also focuses purely on glass container production, the group of comparator companies used to benchmark executive pay practices and pay levels for select officers is selected primarily from companies in the packaging and manufacturing sectors that resemble the Company in size, business profile, global presence, asset intensity, and other relevant factors. After a review of the comparator group companies in 2019, the Committee elected not to make any changes to the comparator group from that was used in 2018, with the exception of Bemis Company, Inc. being removed in 2019. Bemis Company, Inc. was excluded from the comparator group of companies as it was acquired in June 2019 and ceased to be a public company.

		Dollars in Millions				% Revs.
			Total	Mkt.	Enterp.	Outside	# of
Company	Industry	Revs.(1)	Assets(1)	Cap(2)	Value(2,3)	U.S.(4)	Emp.
WestRock Company	Paper Packaging	18,289	30,157	11,081	21,009	18%	45,100
Tenneco Inc.	Auto Parts and Equipment	17,450	13,246	1,060	6,914	74%	78,000
Ingersoll-Rand Plc	Industrial Machinery	16,599	20,492	31,677	37,024	34%	50,000
The Goodyear Tire & Rubber Company	Tires and Rubber	14,745	17,185	3,618	10,465	56%	63,000
Parker-Hannifin Corporation	Industrial Machinery	14,320	17,577	26,441	31,777	39%	55,610
Crown Holdings Inc.	Metal and Glass Containers	11,665	15,505	9,659	18,202	71%	33,000
Ball Corporation	Metal and Glass Containers	11,474	17,360	21,155	27,998	50%	18,300
Dana Incorporated	Auto Parts and Equipment	8,620	7,220	2,619	5,150	53%	36,300
Owens Corning	Building Products	7,160	10,006	7,084	10,486	33%	19,000
Avery Dennison Corporation	Paper Packaging	7,070	5,489	10,924	12,812	77%	30,000
Packaging Corporation of America	Paper Packaging	6,964	7,236	10,520	15,500	6%	15,000
Graphic Packaging Holding Company	Paper Packaging	6,160	7,290	4,833	8,719	13%	18,000
Sonoco Products Co.	Paper Packaging	5,374	5,126	6,178	7,936	37%	23,000
Sealed Air Corporation	Paper Packaging	4,791	5,765	6,154	9,950	48%	16,500
Greif, Inc.	Metal and Glass Containers	4,595	5,427	2,300	5,112	41%	17,000
Silgan Holdings Inc.	Metal and Glass Containers	4,490	4,931	3,443	6,172	24%	13,100
Terex Corporation	Construction Machinery and Heavy Trucks	4,353	3,196	2,123	2,955	47%	9,500
75th Percentile		14,320	17,185	10,924	18,202	53%	45,100
50th Percentile		7,160	7,290	6,178	10,465	41%	23,000
25th Percentile		5,374	5,489	3,443	6,914	33%	17,000
O-I Glass, Inc.	Metal and Glass Containers	6,691	9,610	1,857	7,759	71%	27,500
O-I Percentile Rank		35%	55%	5%	30%	88%	54%

(1)	Fiscal 2019 financial data
(2)	Data as of December 31, 2019
(3)	Enterprise value defined as market capitalization plus total debt plus total preferred equity plus minority interest less cash and short-term investments
(4)	Select companies’ data represent revenues for sales outside North America

26	2020 Proxy Statement

Compensation Program Overview

Total Direct Compensation

Total direct compensation is the combination of base pay, annual incentive and long‑term incentives. Although the Company’s pay philosophy targets market median, while also considering internal equity, an NEO’s total direct compensation opportunity may be higher or lower than the market 50th percentile based on individual performance, experience, past leadership roles, potential future contributions and Company performance. In making compensation decisions, the Committee considers each of these factors and the NEO’s total direct compensation to ensure overall alignment with the Company’s compensation philosophy and principles.

It is the Company’s philosophy that a significant portion of the target compensation opportunity provided to the NEOs be “variable” or “at risk”—based on Company performance and/or the price of the Company’s stock. Based on compensation packages in effect on December 31, 2019, the CEO had 87% of his target total direct compensation “at risk” and the other NEOs had approximately 67% of their target total direct compensation “at risk.” The Company has no prescribed pay mix that drives compensation decisions. The resulting pay mix is based on the Company’s pay philosophy, market pay data used to establish individual executive’s compensation and internal equity pay considerations.

The Committee strives to achieve alignment between executive pay and performance by establishing and adhering to a fair and performance‑oriented rewards philosophy/strategy, setting appropriate performance objectives which are assessed annually for their difficulty, and regularly testing the relationship between pay and performance.

Base Pay

The base pay program is designed to ensure the Company’s ability to attract and retain key executives. The Committee reviews NEO salaries and pay positioning at least once per year, and may adjust salaries based on several factors, including: current market conditions, Company performance, individual performance, previous experience, potential, the results of benchmarking against market data, and the Company’s overall merit pay budgets. Merit pay budgets are set annually based on external labor market trends, business performance, inflation and other pertinent factors. In 2019, the Company’s merit budget was 3% for the United States. After considering the factors listed above, the Committee approved a base pay increase of 5% for Mr. Lopez (to reduce but not eliminate the differences between his salary and the median of the CEO’s in the Company’s peer group), 3% each for Ms. Bertsch and Mr. Alvarez, 7% and 12%, respectively for Mr. Currarino and Ms. Wilkinson (to bring their salaries to the market median), and 7% for Mr. Haudrich (to recognize his strong performance), all effective April 1, 2019. Mr. Haudrich received a subsequent base salary increase of 22% upon his promotion to CFO in April 2019. Overall, base salaries for these officers generally reflect the median of the market, consistent with the Company’s pay philosophy.

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Short-Term Incentive

The Company’s annual STI program is designed to promote the achievement of short‑term financial results and motivate individual performance.

Measures

The Committee reviews the performance measures for the STI each year to ensure they support the Company’s ongoing business strategies and reflect the needs of the business as well as drive share owner value. For the 2019 STI, the Committee continued to evaluate performance against the following measures to determine STI awards under the 2017 Incentive Award Plan:

Measure	Weight	Definition
Financial Measures:
EBIT	80%

Consolidated earnings from continuing operations before net interest expense and provision for income taxes, excluding charges for asbestos‑related costs, restructuring, asset impairment and other items that management considers not representative of ongoing operations, and adjusted for changes in foreign currency exchange rates and to exclude the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period.

FCF	20%

Cash provided by continuing operating activities less cash payments for property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates and for payments made beyond the Company’s annual statutory requirement for pensions that were not included in the Company’s budget.

The Committee believes these measures improved the balance between accounting (EBIT) versus value-based metrics (FCF) and reward results within management’s control versus those outside their ability to influence. These metrics also aligned with the Company’s strategic objectives for 2019 and supported both short- and long-term share owner value creation based on discussions with its investors.  In addition, by rewarding the senior leadership team, including Regional Presidents, based on enterprise performance, the senior leadership team is encouraged to leverage one region of the Company to compensate for pressures in another region, for the good of the Company.

While the Company is affected by broader macroeconomic trends, including currency and interest rate shifts, results are measured on a constant currency basis in order to squarely focus management on select key value drivers and delivering steady—and improving—performance results they can control and influence. The Company bases its incentive programs and sets core operating goals on metrics the executive team can influence and thus create increased long-term share owner value. This design drives motivation and retention despite cost headwinds and other external challenges that may be out of the executive team’s control.

Each measure stands alone for payment, so results under one measure can result in payment (up to the established maximum for that metric) even if results under the other measure result in no award.

Determining Performance Targets and Measure Weights

The Committee reviews and approves the financial targets and measure weightings set for the metrics for each plan year after considering the overall Company budget (as approved by the Board of Directors), the state of the industry and other external economic factors for the Company overall. Performance is based on the Company’s absolute performance.

When setting the targets for the measures, the Committee considers an assessment prepared by its independent executive compensation consultant, Pay Governance, of the difficulty of its financial goals from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, the Company’s performance guidance, analyst estimates for the Company and its peers as well as the historic performance of the Company and its peers. The assessment found the Company’s EBIT goals for 2019 to be very challenging and the FCF goals to be moderately challenging.

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Individual Target Opportunities

Target awards for each NEO are expressed as a percentage of annual earnings based on market competitiveness and considering the Company’s overall median pay philosophy. Achievement of threshold financial performance against the performance measures would result in a payout of 30% of the target opportunity, while maximum performance would yield a payout of 200% of the target.

Target incentives are sufficient to produce median cash compensation (salary + annual incentives) if earned, with maximum incentives capable of producing top quartile pay if maximum performance goals are achieved or exceeded. If no STI awards are paid, pay for the Company’s NEOs would rank in the market’s bottom quartile on a cash compensation basis.

For 2019, the individual target STI opportunities were as follows:

Name	Annual Earnings	Target %	Target $
Andres A. Lopez	$ 1,037,500	150%	$ 1,556,250
John A. Haudrich (1)	$ 516,364	65% / 80%	$ 396,574
Miguel Alvarez	$ 501,250	65%	$ 325,813
Giancarlo Currarino	$ 482,500	65%	$ 313,625
Mary Beth Wilkinson	$501,250	65%	$ 325,813
Jan A. Bertsch (2)

(1)

The target STI award for Mr. Haudrich reflects earnings while he served as Senior Vice President and Chief Strategy and Integration Officer through April 3, 2019 with a target of 65% and earnings while he served as Senior Vice President and Chief Financial Officer commencing April 4, 2019 with a target of 80%.

(2)	Ms. Bertsch was not eligible for an STI payout for 2019.

2019 Performance Results

For 2019, the STI awards for the NEOs were determined by the financial results of the Company.

Based on the targets set and actual achievement against those targets, the Company’s performance was below the threshold for both EBIT and FCF and resulted in no payout.  Management and the Committee believe this result is aligned with the underlying operating performance of the Company for the year.

The performance targets, results, and payouts for the enterprise are as follows (dollars in millions):

Measures:

		Performance Range
							Payout	Weighted Payout
		Threshold	Target	Maximum	Actual		(as % of	(as % of
Weight	Measure	30%	100%	200%	Results		Target Award)	Target Award)
80%	EBIT	$760	$928	$981	$753	(1)	0.0%	0.0%
20%	FCF	$200	$240	$300	$13	(1)	0.0%	0.0%

					Approved Payout:			0.0%

(1)	See Appendix A for a calculation of this measure.

Individual Award Determination

In determining individual payouts, the Committee considers the Company’s performance relative to the EBIT and FCF performance targets as well as the individual performance of each NEO. Per the plan’s design, payouts based on the Company’s achievement of financial performance goals can be adjusted by +/-20% based on each NEO’s performance

2020 Proxy Statement	29

against personal objectives. For the 2019 STI awards, as no payout was generated given attainment of the applicable performance goals below threshold level, no adjustments were made to the STI awards for the NEOs based on individual performance.

Payout History

The Company has a history of setting reasonably demanding goals. Over the past five years, as demonstrated by the chart below, STI payouts for the Company have ranged from 0% to 145% of target, with an average payout of 77%. Furthermore, the pay and performance analyses of the actual cash compensation earned by the Company’s CEO and CFO versus that of their peers has been aligned with the Company’s annual financial performance relative to peers.  Finally, annual STI payout levels (as a percent of target) have generally reflected the Company’s annual TSR performance relative to the S&P 500 (e.g., payout above target when the Company’s TSR is above the S&P median).

Long‑Term Incentives

Long‑term incentive compensation is delivered solely in the form of equity. This component of the executive compensation package rewards each NEO’s contributions to the Company, provides motivation to achieve the Company goals, builds stock ownership to strengthen the alignment with share owners’ interests, drives share owner value over time and is an important retention tool.

Equity Grant Practices

The Committee has established a formal process to govern equity grants. The same process is used for all employees receiving equity grants, including the NEOs. Each December, the Committee is asked to determine the overall pool (dollar value) of equity available for awards during the upcoming year’s grant cycle. In making a proposal to the Committee, the Company reviews the prior year grants, current competitive market data, shares available under the approved equity plan, annual share usage and total potential dilution data, as well as each executive officer’s overall compensation package in relation to the market.

Once the overall amount of equity available is determined, the CEO makes individual award recommendations for each senior executive. These recommendations are presented to the Committee for review and approval. The Committee works with the executive compensation consultant to determine the grant value for the CEO using the same general criteria.

The Committee set March 7 of each year as the common grant date for annual equity awards. This date falls outside of the quarterly blackout periods prescribed under the Addendum to Insider Trading Policy applicable to all NEOs. In

30	2020 Proxy Statement

addition, a common grant date for annual grants minimizes the perception of market timing. The Committee retains the discretion to make equity grants off-cycle for situations such as promotions and market compensation adjustments.

LTI Mix

Beginning in 2017, the Committee eliminated stock options from the LTI program, which reduced share usage as well as dilution of share owners’ interests.  In turn, the Committee adopted a balanced approach to delivering LTI by awarding 50% of target value in the form of performance stock units and 50% in time-based restricted stock units. Beginning in 2019, the LTI vehicle mix was changed to 60% performance stock units and 40% restricted stock units and the Company began granting tandem dividend equivalents payable with respect to performance stock units and restricted stock units that become vested. Both of these changes were made to strengthen the program’s alignment with management’s shareholder value creation efforts.

To determine the number of performance stock units and restricted stock units to grant, the total LTI award value is multiplied by the percentage of performance stock units and restricted stock units (e.g., 60% or 40%, as applicable) and then the resulting value is divided by the Common Stock price on the date of grant. For example, assuming an overall LTI award with a value of $100,000 and a stock price of $15.00, the number of performance stock units and restricted stock units granted would be calculated as follows:

Performance Stock Units:	$100,000	X	60%	=	$60,000	=	4,000 units

					$15.00

Restricted Stock Units:	$100,000	X	40%	=	$40,000	=	2,667 units

					$15.00

If the performance goals are met at the end of the three-year performance period (subject to continued service through the end of the performance period), performance stock units are settled in an equivalent number of shares.  Restricted stock units vest 25% on each of the four anniversaries following the grant date (subject to continued service through the applicable vesting date).

Beginning with the performance stock units and restricted stock units granted in 2019, awards were granted with tandem dividend equivalents, which conferred on the holder of such performance stock units and restricted stock units the right to receive dividend equivalent payments for dividends declared over the portion of the performance period or time-vesting period (as applicable) during which such units remain outstanding. Such dividend equivalents are payable only if and when the underlying unit vests and will generally be paid in cash upon or shortly after vesting of the underlying unit.

The value of the shares received from vested performance stock units and restricted stock units is tied to the Company’s stock price, which provides share owner alignment. The Committee also believes the LTI mix provides a balanced incentive program that also limits compensation plan risk.

Performance stock units have a strong pay for performance orientation and are a large enough portion of overall potential compensation to have a meaningful impact on the NEOs’ total realized compensation depending on Company performance and total share owner return. The use and overall weighting of performance stock units focus executives on fundamental long‑term financial goals in addition to stock price performance. Restricted stock units are intended to foster long‑term retention of the Company’s NEOs, while still providing alignment of compensation with share owners. This combination of long‑term incentive awards, along with the Company stock ownership and retention guidelines (described below), promotes alignment with share owner interests.

Individual Award Opportunities

Each year, the Committee determines an overall equity award value, expressed as a dollar amount, based on median market data for each NEO. Individual awards may vary based on performance, leadership, potential, time in the role, internal equity and other relevant factors. When making grant decisions, the Committee focuses on the dollar value of the award for each NEO, and also considers the overall dilutive impact of shares granted to the entire employee population.

2020 Proxy Statement	31

Based on the market data, individual and Company performance (including relative share owner return and other relevant metrics) and executive retention concerns, the Committee approved the NEOs receiving equity grants with the following fair market values that approximate market median values and can produce target total direct compensation (salary + target annual incentives + target LTI award value) that also approximates market median:

	2018 Grant	2019 Grant
Name	Value	Value
Andres A. Lopez (1)	$5,000,000	$5,625,000
John A. Haudrich (2)	$500,000	$1,100,000
Jan A. Bertsch (1)	$1,300,000	$1,400,000
Miguel I. Alvarez (1)	$500,000	$525,000
Giancarlo Currarino (1)	$550,000	$600,000
Mary Beth Wilkinson (1)	$500,000	$630,000

(1)

The grant values for Messrs. Lopez, Alvarez, Currarino, Ms. Bertsch and Ms. Wilkinson increased in 2019 to more closely align the LTI value with the market median value for the role and to reflect the applicable NEO’s performance in the role.

(2)

The annual grant value for Mr. Haudrich increased to $600,000 in 2019 to recognize his performance in his role.  Mr. Haudrich received an additional grant (delivered 60% in performance stock units and 40% in restricted stock units) valued at $500,000 upon his promotion to CFO on April 4, 2019.

The average increase to grant value was 12%, with increases ranging from 5% to 26%, excluding Mr. Haudrich’s promotional grant.  The amount ultimately earned with respect to restricted stock units will be a result of the performance of the Company’s stock. The amount earned for performance stock units will be a result of the performance of the Company’s stock as well as the Company’s performance against pre‑established three‑year financial goals.

Performance Stock Units

Performance stock units reward financial performance of the Company over a three‑year cycle. The vesting of performance stock units is based on the financial performance of the Company as a whole (total or consolidated O‑I results), as this increases the focus on long‑term results that drive share owner value. Grants made in 2017 had a performance cycle of January 1, 2017—December 31, 2019; 2018 grants have a performance cycle of January 1, 2018—December 31, 2020; and 2019 grants have a performance cycle of January 1, 2019—December 31, 2021.

Awards are based on the Company’s performance for the full three-year period as measured by cumulative EPS and average ROIC. The Committee believes this design enhances the program’s ties to delivering sustained, long-term financial results.

Aside from certain exceptions, performance stock units do not vest until the end of the related performance period, subject to achievement of the pre‑established goals. The performance criteria for each three‑year performance cycle is approved by the Committee at the grant date.

The outstanding performance stock units measure the Company’s performance over the three‑year period based on the measures shown in the following table.

Measure	Weight	Definition
Three-Year Average ROIC	50%

EBIT (1), multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three-year performance period, the Committee elected to hold constant the pension/retiree medical portion of Accumulated Other Comprehensive Income (“AOCI”).

Cumulative Adjusted Net EPS for the Three-Years	50%

Diluted earnings per share from continuing operations attributable to the Company before items that are not representative of ongoing operations also excluding the impact of acquisitions and divestitures and non-service pension costs.

(1)	EBIT not adjusted for foreign exchange.

32	2020 Proxy Statement

The Committee excludes certain items from determining the Company’s performance relative to its performance stock unit metrics: changes in pension/retiree medical portion of AOCI, non‑service pension costs, impact of acquisition/divestitures and share buybacks above dilution. The exclusion of these items provides a more reasonable assessment of the Company’s performance and management’s success in meeting the Committee’s objectives.

For grants made in 2017, 2018, and 2019, the threshold, target and maximum values for the performance criteria were determined considering the Company’s expected growth rates. When setting the targets, the Committee’s independent compensation advisor conducts a difficulty assessment from various perspectives, including the Company’s historic payout results, as well as a comparison of proposed goals versus: previous goals, public guidance, analyst estimates, historic performance, peer historic performance and analyst estimates for peers.

No award is earned if performance against each of the measures is below the threshold performance level relative to the targets established by the Committee for the three‑year performance period. If performance for a given measure meets or exceeds the threshold level, NEOs can earn from 30% to 200% of target for that measure. The Committee reviews audited financial results prior to determining the amount of any award earned, and there is no discretion applied to individual payout amounts.

MODIFICATION OF AWARDS BASED ON r-TSR (beginning with the 2019 Performance Stock Unit grant)

In an effort to further align executive compensation with share owner interests, beginning with the performance stock units granted in 2019, the Committee added an r-TSR modifier, wherein a multiplicative percentage is applied to adjust the results based on EPS and ROIC performance (equally weighted), based on the Company’s TSR over the three-year performance period compared to the overall TSR performance for the Material Sector stocks within the S&P 1500 index during the same time frame.

Relative Total Shareholder Return (r-TSR) Modifier
(vs. S&P 1500 - Materials (GICS #1510))
25%
20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
-25%
r-TSR Modfier
+20% modifier for performance at or above 75th %ile
-20% modifier for performance at or below 25th %ile
0
10
20
30
40
50
60
70
80
90
100
Percentile vs. Peer Group

The Committee chose the Material Sector stocks within the S&P 1500 index as a benchmark because it is a recognizable index group, with approximately 85 independently selected companies with a similar profile to the Company. The Company’s TSR performance relative to the index group will affect the payout by up to 20% – favorably or unfavorably

2020 Proxy Statement	33

- based on relative TSR performance, which could result in an actual payout above or below the 30% to 200% payout range noted below.  If the Company’s TSR is at or below the 25th percentile of comparator group, the performance stock unit payout will be reduced by 20%. If the Company’s TSR is between the 25th and 75th percentiles, the performance stock unit payout will be adjusted between -20% and +20%, as shown in the chart. If the Company’s TSR is at or above the 75th percentile of comparator group, the performance stock unit payout will be increased by 20%.

The TSR modifier ensures that participants will not get the full maximum payout with respect to their performance stock units unless the Company’s TSR is at least at the median of the index, while providing an upside opportunity when performance is above the median.

Performance Stock Unit 2017—2019 cycle results

For the 2017‑2019 performance cycle, EPS performance was below the target payout level and ROIC performance was slightly above the target payout level. The total performance stock unit payout, taking into account both performance measures, was 90%.  While participants vested in 90% of the target number of performance stock units, they actually earned 55% of their target grant-date value as the Company’s stock price declined from $19.57 to $11.93 during the 2017-2019 period (thus aligning NEO payouts with stock price performance, consistent with the plan’s objectives).  As the performance stock units are earned based on cumulative EPS and average ROIC for each year of the three-year performance period, the payouts for the performance stock units granted in 2018 and 2019 will also be negatively affected by the performance of the Company for 2019.

								Weighted
								Payout
		Performance Range					Payout	(as % of
		Threshold	Target	Maximum	Actual		(as % of Target	Target
	Weight	30%	100%	200%	Results		Award)	Award)
ROIC	50%	9.60%	10.60%	11.60%	10.64%	(1)	76%	38%
EPS	50%	$7.06	$7.84	$9.41	$7.58	(1)(2)	104%	52%
Total Payout (as % of Target Award)								90%

(1)	See Appendix A for a calculation of these measures.
(2)	EPS adjusted to exclude effect of share buybacks above dilution.

Performance Stock Unit Payout History

Since the Company’s performance stock units are truly performance based, the target levels established at the beginning of each performance period represent goals that are challenging to achieve and incentivize improvement over prior years. Over the past five years, performance stock unit payouts have ranged from 29% to 200% of target, based on the actual performance levels achieved, with an  average payout over the past five years of 94% (as demonstrated by the chart below). As with the Company’s STI payout levels, historical performance stock unit payouts generally have reflected the Company’s TSR results versus the S&P 500.

PSU Payout History
Avg. Payout: 94%
200%
150%
100%
50%
0%
57%
29%
93%
200%
90%
2013-2015
2014-2016
2015-2017
2016-2018
2017-2019

34	2020 Proxy Statement

Double Trigger Change in Control Vesting for Equity Awards

The Company requires a “double‑trigger,” or both a change in control and an involuntary termination in order for equity awards to vest under the Company’s broad‑based equity plan. For additional information, see “Termination and Change in Control Payments” below.

Stock Ownership and Share Retention Guidelines

The Company has stock ownership and retention guidelines for all the NEOs, with the objective of better aligning executives’ interests with those of share owners.

The guidelines are as follows:

•	CEO—5 times base salary
•	Senior Business / Function Leaders—2.5 times base salary
•	Other Key Leaders (as designated by CEO)—1.5 times base salary

The guidelines state that the targeted level of ownership must be achieved within five years of the time the individual becomes subject to the guidelines. Under these guidelines, shares owned outright, outstanding restricted stock/units, performance stock units (at target) and 401(k) holdings all count as shares owned. In addition, the Committee has share retention guidelines. These guidelines state that until the stock ownership level is met, NEOs are required to retain 75% of the “net profit shares” acquired from option exercises and vested restricted stock units and performance stock units. Net profit shares are those shares remaining after payment of tax obligations and, if applicable, option exercise costs.

The Committee reviews ownership levels for executive officers on an annual basis. Failure to comply with the stock ownership and retention guidelines may result in delays in promotions and/or future compensation increases.

Ownership achievement against guidelines is measured on June 30 each calendar year, based on a 200‑day moving average of the stock price. For the 2019 review, all of the NEOs met or significantly exceeded their ownership guidelines, as shown below:

	Expected Ownership Level (as a multiple of salary)	Actual Ownership Level June 30, 2019 (as a multiple of salary)
Andres A. Lopez	5.0 × salary	16.8 × salary
John A. Haudrich	2.5 × salary	4.8 × salary
Miguel I. Alvarez	2.5 × salary	3.8 × salary
Giancarlo Currarino	2.5 × salary	2.8 × salary
Mary Beth Wilkinson	2.5 × salary	3.3 × salary
Jan A. Bertsch (1)

(1)	Ms. Bertsch was not employed with the Company at the time of the review.

Anti‑Hedging and Pledging Policies

The Company’s Insider Trading Policy prohibits the Company’s directors, executive officers and other covered personnel from hedging their ownership of Company stock, including trading in publicly traded options, puts, calls, or other derivative instruments related to Company stock or debt. The Company’s Insider Trading Policy also prohibits the Company's directors, executive officers, employees and other covered personnel from purchasing company securities on margin, pledging company securities as collateral for a loan, and borrowing against any account in which company securities are held.

Compensation Recovery (Clawback) Policy

The Company’s Compensation Recovery Policy allows the Company to recoup cash and equity incentive compensation that was granted, received, vested or accrued during the prior three‑year period and based on inaccurate financial performance resulting in a restatement of results, regardless of fault. This policy applies to any current or former officer of the Company or any of its subsidiaries who report or reported to the CEO.

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Risk Assessment

The Committee conducts an annual assessment of the Company’s executive compensation practices and the relationship between its executive compensation program design and organizational risk. While the Company made some modest but meaningful changes to its executive incentive plans in 2019 (including shifting the LTI mix, adding a relative TSR modifier, and strengthening its Insider Trading Policy), the Committee determined they did not change the risk profile of the overall program.  As a result, the assessment of the risk taking associated with the Company’s executive incentive plans has not changed from last year, which found there were no material risks with the Company’s program.  Therefore, the Committee believes there are no executive compensation practices in relation to organizational risk that would cause significant share owner concern.

The Company also conducted an enterprise risk assessment of its compensation programs and policies from legal, human resources, auditing and risk management perspectives, the results of which were reviewed and discussed with the Committee. Based on both of these assessments, the Company concluded that its compensation programs and practices are not reasonably likely to have a future material adverse effect on the Company. In reaching this conclusion, the Company considered several items that mitigate the Company’s level of risk exposure.

Risk Mitigation Measures

The Company’s business model and related incentive plans are generally consistent across all its regions; none contributes more than half of the Company’s revenues or operating profits;

The Company’s pay mix is generally consistent with peer practices;

There is a direct cap on payouts (200% of target for STI and performance stock units) and the Committee has the ability to adjust performance goals and incentive payouts to help limit risk;

The Company’s incentive plans incorporate multiple performance measures that balance growth, profitability, cash generation and capital efficiency;

Target setting considers internal budgeting and external market factors;

Multiple LTI equity vehicles, stock ownership guidelines and share retention requirements align the interests of NEOs and share owners;

The compensation recovery (clawback) policy that allows the Company to recoup cash and equity incentive compensation that was earned based on inaccurate financial performance resulting in a restatement of results, regardless of fault;

The Company has double trigger change in control vesting for equity awards;

An anti-hedging and prohibition of pledging policy helps prevent material adverse risk; and

The Committee regularly reviews executive stock ownership, plane usage and other governance policies that promote share owner interests.

Tax and Regulatory Considerations

When reviewing compensation matters, the Committee considers the anticipated tax consequences to the Company (and, when relevant, to the executive officers) of the various payments under its compensation programs. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction for any publicly held corporation for

36	2020 Proxy Statement

individual compensation of more than $1.0 million in any taxable year to certain executive officers. For tax years beginning on or prior to December 31, 2017, the deduction limit has an exception for compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. However, the Tax Cuts and Jobs Act (the “Tax Act”) which was enacted in December 2017, amended certain provisions of Section 162(m), including eliminating the exemption for such performance-based compensation, effective for tax year beginning after December 31, 2017, with an exception for compensation provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date. The Company believes that maintaining the discretion to evaluate the performance of its executive officers through the use of performance-based compensation is an important part of its responsibilities and benefits its share owners, even if it may be non-deductible under Section 162(m). The Committee has historically considered the potential impact of Section 162(m) as well as other tax and accounting consequences when developing and implementing the Company’s executive compensation programs. However, the Committee retains the discretion and flexibility to design and administer compensation programs that are in the best interests of the Company and its share owners, and, in light of the repeal of the performance-based compensation exception to Section 162(m), the Committee may in the future approve compensation that would not have qualified as performance-based compensation under Section 162(m) as in effect prior to the Tax Act.

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of performance stock units, time-based RSUs and other equity-based awards under equity incentive award plans have been and will be accounted for under ASC Topic 718.  The Company expects that it will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to its equity incentive award plans and programs. As accounting standards change, the Company may revise certain programs to appropriately align accounting expenses of its equity awards with its overall executive compensation philosophy and objectives. For further information on the Company’s accounting for its stock-based compensation awards, refer to its Annual Report on Form 10-K for the year ended December 31, 2019.

Executive Severance Policy

Certain Company executives, including all NEOs, are eligible for severance under the Company’s Executive Severance Policy (the “Policy”) in the event that the executive is terminated without cause at any time, or if during the 24-month period following a change in control of the Company (as determined under the 2017 Incentive Award Plan) he or she terminates for “good reason” (as defined in the Policy).

Upon a qualifying termination under the Policy, an eligible executive will receive a lump sum severance benefit equal to two times his or her base salary and target bonus, plus continued health benefits at the active employee cost for 24 months. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time.

If the severance benefits, along with any other payments occurring in connection with a change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits (with the executive responsible for paying any tax obligations), whichever results in the better after‑tax position to the executive.

In exchange for being eligible for the severance benefits under the Policy, an executive must enter into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as not to disclose confidential information or disparage the Company and must sign a release of claims in favor of the Company before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit, but may not receive severance under both.

2020 Proxy Statement	37

Health and Welfare and Retirement Benefits

The Company maintains a comprehensive health and welfare benefits plan for all its U.S.‑based employees, including the NEOs. The benefits offered to U.S. executive officers under this plan are essentially the same as those offered to all U.S.‑based salaried employees of the Company.

The Company also maintains supplemental universal life insurance benefits for its designated executives prior to 2006, including Mr. Lopez. Six months and one day after retirement, the paid‑up policy is distributed to the executive. The retiring executive also receives a tax reimbursement for the value of the policy, based on the terms established prior to 2006. In 2006, the Company closed this plan to new entrants. As such, all other NEOs (other than Mr. Lopez) are covered by a term life policy. The term life policy may be converted, at the participant’s expense, to an individual policy upon termination or retirement, subject to the terms and conditions of the insurance policy.

The O-I Glass Salary Retirement Plan (a defined benefit pension plan) was closed to new entrants after December 31, 2004. Also effective December 31, 2004, the Company changed the way that benefits can be paid for active participants under such plan. Benefits accrued at December 31, 2004 are eligible to be paid in a lump sum upon retirement at the option of the participant. Benefits accrued post‑December 31, 2004, however, are eligible to be paid only on an annuity basis. In addition, the O-I Glass Salary Retirement Plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date. Also effective December 31, 2015, the lump sum payment option will now apply to the total accrued benefit for active and deferred vested participants who commence their benefit on January 1, 2016 or later.

As a U.S. tax qualified plan, benefits under the O-I Glass Salary Retirement Plan are limited by IRS regulations. For those U.S. employees who earn compensation in excess of IRS limits, the Company maintains an unfunded Supplemental Retirement Benefit Plan (“SRBP”). The SRBP is a non-qualified deferred compensation plans that allows for benefits in excess of the IRS limits to be accrued and paid to participants upon retirement. In this way, it enables participants to earn the same retirement benefits (as a percentage of income) as other associates who earn compensation below the IRS limits. All payments under the SRBP are made in a lump sum out of the general assets of the Company.

Mr. Lopez is a participant in the Company’s International Pension Plan, as he was employed abroad during a portion of his career with O-I. The International Pension Plan provides him with a retirement benefit equal to that provided under the O-I SRBP. The plan was frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date but will not accrue additional benefits beyond the freeze date.

The Company’s Stock Purchase and Savings Program (“SPASP”) is a defined contribution plan provided under Section 401(k) of the Internal Revenue Code. Contributions to the plan are subject to annual limits established by the IRS. While employees may direct their own contributions into a number of provided investments, the Company match of 50% of an eligible participant’s contribution up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) is made in Company common stock. The match is immediately vested, and participants can move the match out of Company common stock, and into any of the other investments, at any time, subject to blackout periods and other trading window restrictions. The Company also contributes 3% of base salary to the SPASP each payroll period, which is invested in the same investment options selected by the participants for their own contributions.

For those U.S. employees who are limited in the amount that they may defer to the qualified SPASP due to IRS limits and who meet certain base pay requirements, the Company maintains an unfunded Executive Deferred Savings Plan (“EDSP”), which allows for deferrals of compensation on a pre‑tax basis. The investment funds available under the EDSP are the same as those available under the SPASP.

Other Benefits

The Company provides limited perquisites to the NEOs that the Committee has determined to be competitive with the practices of the comparator group companies. These perquisites include an annual executive physical and reimbursement for financial planning and tax preparation services up to $15,000 per year. Mr. Lopez is also eligible for restricted personal use of the Company aircraft (up to 50 hours per year). Mr. Currarino received relocation benefits (including certain tax gross-ups) in accordance with the Company’s standard relocation policy in connection with his move from Florida to Ohio.

38	2020 Proxy Statement

The following tables show the benefits and perquisites available to each NEO in 2019:

Company Benefits & Perquisites	Value Provided by the
U.S. Executives	Company	Lopez	Haudrich	Bertsch	Alvarez	Currarino	Wilkinson
Health & Welfare
Health, Dental, Vision, Short- & Long-Term Disability	Comprehensive coverage	X	X	X	X	X	X
Retiree Medical		X
Supplemental Universal Life (hired prior to 2006)	3x Base Salary	X
Supplemental Term Life (hired after 2006)	3x Base Salary		X	X	X	X	X
Retirement—Qualified
Salary Retirement Plan (DB1)[3]	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X
Stock Purchase & Savings Program (DC2)	3% Base Salary[6]	X	X	X	X	X	X
Stock Purchase & Savings Program (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X	X
Retirement—Non-Qualified
Supplemental Retirement Benefit Plan (DB1)	1.212% × Pay[4] × Service + 0.176% × Pay[5] × Service	X
Unfunded Executive Deferred Savings Plan (DC2)	Defer up to 100% Base Salary with Interest[7]	X	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	3% Base Salary[6]	X	X	X	X	X	X
Unfunded Executive Deferred Savings Plan (DC2)	50% up to first 10% Base Salary + annual incentive[8]	X	X	X	X	X	X
Perquisites
Financial Planning & Tax Preparation	Up to $15,000 per year	X	X	X	X	X	X
Physical Examination	Up to $3,600 per year	X	X	X	X	X	X
Personal Aircraft Usage	Up to 50 hours per year[9]	X

(1)	DB = Defined Benefit (e.g., pension plan)
(2)	DC = Defined Contribution (e.g., 401(k) plan)
(3)

Defined benefit pension plan was closed to new entrants after December 31, 2004, but participants continued to accrue benefits through December 31, 2015. Mr. Lopez’s Salary Retirement Plan benefit is based on his service from July 1, 2004 through July 1, 2009, which represents the time period that he was employed in the U.S. and covered under the qualified plan. Service for Mr. Lopez’s International Pension Plan benefit is from January 30, 1986 through December 31, 2015, which represents his original hire date with the Company, and provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP.

(4)	Pay = average annual earnings for high three years of salary plus annual incentive (if applicable)
(5)	Pay = average annual earnings above the Social Security wage rate at retirement
(6)

The Company contributes 3% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level) to the qualified Stock Purchase & Savings Program. The Company contributes 3% of the participant’s base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non‑qualified EDSP.

(7)

For deferrals prior to January 1, 2009, interest is compounded monthly with annual rate equal to average annual yield on domestic corporate bonds of Moody’s A‑rated companies. For deferrals after December 31, 2008, accounts are credited with performance equivalent to the performance of the funds available under the Company’s qualified 401(k) plan based on individual investment elections.

(8)

The Company matches 50% of the participant’s contribution to the SPASP up to the first 10% of the participant’s base salary plus annual incentive (up to the IRS maximum recognizable compensation level). The Company matches 50% of the participant’s contribution up to the first 10% of base salary plus annual incentive in excess of the IRS maximum recognizable compensation level to the non‑qualified EDSP.

(9)

Pursuant to Board policy, for security reasons and to support efficient travel and maximize productivity, the Company’s CEO generally uses the Company aircraft for both business and personal travel.  Personal use of the aircraft is limited to 50 hours per year.

2020 Proxy Statement	39

Due to existing contractual arrangements, Mr. Lopez remains eligible for a tax gross‑up on the annual economic value of an executive life insurance benefit. No other NEOs are eligible for gross-up on this benefit. The Committee previously reviewed Mr. Lopez’s and other grandfathered executive’s eligibility for gross-ups and determined that it was not in the share owners’ best interest to incur the costs that would be required to eliminate these contractually based benefits.

The Company previously eliminated all tax gross‑ups on taxable perquisites, including the personal use of Company aircraft and financial planning services.  The Company’s standard relocation policy, however, does provide for tax assistance.

Roles and Responsibilities

There are many inputs to the executive compensation process, as well as the appropriate governance and compliance mechanisms. In general, the Committee has primary responsibility for discharging the Board’s responsibilities relating to compensation of the Company’s executive officers. When appropriate, the Committee holds executive sessions without management present (including the CEO). See description of the Committee above under the heading “Board and Committee Membership.”

Executive Compensation Consultant

To assist the Committee in carrying out its duties and responsibilities, the Committee engages the services of an executive compensation consultant. The consultant provides the Committee with competitive market compensation data for senior executives and information on current issues and trends on executive compensation program design and governance; advises the Committee on the overall design and implementation of the Company’s executive compensation programs, and provides various analyses related to incentive plan structure and award levels; assists with proxy disclosure requirements; and provides ongoing advice to the Committee on regulatory and other technical developments that may affect the Company’s executive compensation programs.

For 2019, the Committee continued to engage Pay Governance as its executive compensation consultant. The Company does not engage Pay Governance or any of its affiliates with respect to any other consulting services.

During 2019 specifically, the compensation consultant supported the Committee by: (i) reviewing the comparator group used by the Committee for benchmarking; (ii) providing competitive market data on compensation for executives covered by the Committee’s charter; (iii) analyzing the historical alignment of the Company’s pay and performance versus the comparator group; (iv) providing advice with respect to executive compensation matters, including annual and long‑term incentive plan design, difficulty of the Company’s incentive plan goals, share utilization, pay mix as well as the impact of mergers, acquisitions, divestitures and other extraordinary items on the Company’s incentive goal achievement; (v) assisting the Company and Committee in considering and designing changes to the pay program; (vi) conducting a risk assessment of the Company’s compensation practices, as discussed previously; (vii) assisting the Company in its proxy disclosure, its Say‑on‑Pay proposal, development of its new equity plan for share owner approval and outreach to proxy advisors; (viii) advising the Committee about regulatory and legislative updates as well as market trends; (ix) assessing the competitiveness of the Company’s pay program for directors and proposing appropriate changes and (x) participating in the Committees meetings during the year.

In its capacity as the executive compensation consultant to the Committee, the consultant reports directly to the Committee and the Committee retains sole authority to retain and terminate the consulting relationship. In carrying out its responsibilities, the executive compensation consultant will typically collaborate with management to obtain data, provide background on program history and operation, and clarify pertinent information. Working under the Committee’s direction, both the Committee and management will review and discuss key issues and alternatives during the development of recommendations and prior to presentation for final approval.

The Committee also reviewed the nature of and extent of the relationship between the Committee, the Company and its compensation consultant and the individuals at the consulting firm providing advice to the Committee and the Company with respect to any potential conflicts of interest. The Committee considered the following six factors in its evaluation:

•	provision of other services by the consulting firm;
•	amount of fees paid by the Company to the consulting firm, and those fees as a percentage of total revenue paid to all affiliates;

40	2020 Proxy Statement

•	the policies and procedures that each consultant has in place to prevent conflicts of interest;
•	any business or personal relationships of the consultant with any members of the Committee;
•	any Company stock held by any of the individual consultants responsible for providing compensation advice to the Committee; and
•	any business or personal relationships between Company executives and the compensation consulting firm.

Based on that review, the Committee believes that there were during 2019, and are currently, no conflicts of interest or potential conflicts of interest that would unduly influence Pay Governance’s ability to provide the Committee candid, direct and objective advice that is independent of management, and that the advice received by the Committee is not influenced by any other economic relationship that either firm, or any of the individuals at either firm responsible for providing compensation advice to the Committee, has with the Company. To ensure ongoing independence and objectivity of advice, the executive compensation consultant:

•	is engaged by and reports directly to the Committee and its Chair;
•	can be terminated only by the Committee or its Chair;
•	meets as needed with the Committee in executive sessions that are not attended by any of the Company’s officers;
•	has direct access to all members of the Committee during and between meetings;
•

does not permit the individuals responsible for providing compensation advice to the Committee to act as the client relationship manager of his/her firm with regards to other business for the Company; and

•	cannot directly, or indirectly, through a member of the consulting team, participate in any activities related to other consulting services provided to the Company.

Chief Executive Officer

The Company’s CEO attends Committee meetings and is responsible for providing relevant input on the compensation elements of the executive officers, including individual performance input, and making specific recommendations on base salaries, annual and long‑term incentives and promotions.

The CEO is also responsible for discussing the key business drivers behind the executive compensation results, including the establishment of the plan metrics, and periodically discussing the results achieved against those metrics. The CEO is excluded from executive sessions and from discussions involving his own compensation.

Senior Vice President, Chief Financial Officer

The Senior Vice President and Chief Financial Officer is responsible for coordinating Committee activities including: proposing meeting agendas based on the Committee’s planning calendar and decision‑making responsibility; arranging for meetings outside of the normal meeting cycle as appropriate; assisting with the coordination of the work done by the Committee’s executive compensation consultant; and preparing appropriate materials for review by the Committee. The CFO follows up on meeting action items and other assignments from the Committee and is available for consultation with the Committee as needed.

In this role, the CFO normally consults with the CEO, General Counsel and Corporate Secretary, and Co-Chief Human Resources Officers. Each may be asked to prepare information for Committee review, attend Committee meetings as appropriate, and provide relevant background information for inclusion in Committee materials.

The Company’s CFO also prepares and provides all financial results to the Committee as necessary to determine achievement against goals in the various incentive compensation plans. At the Committee’s request, the CFO provides commentary, discusses overall results providing appropriate information relative to achievement (or under or over achievement as may be the case), and plays a role in development of the goals presented for approval in incentive compensation plan design.

2020 Proxy Statement	41

Other Executive Officers

The Company’s Co-Chief Human Resources Officers (duties are split between two individuals) participate in Committee meetings and are responsible for providing information on the Company’s human resources strategies, talent and development programs, labor relations, and management succession and development plans for executive officers.

The General Counsel and Corporate Secretary participates in Committee meetings and is responsible for providing relevant legal advice to the Committee on its executive compensation plans, and ensuring compliance with all appropriate regulations, including SEC and IRS regulations, that impact executive compensation. The General Counsel and Corporate Secretary also takes appropriate minutes to preserve a record of discussion and actions.

When appropriate, the Committee engages the services of outside legal counsel for providing advice where regular internal Company counsel may have conflicts.

Compensation and Talent Development Committee Report

The Compensation and Talent Development Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S‑K with management. Based on such review and discussions, the Compensation and Talent Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019.

Joseph D. Rupp, Chair

Peter S. Hellman

Hari N. Nair

Hugh H. Roberts

Dennis K. Williams

2019 Summary Compensation Table

						Change in
						Pension Value
						and Non-
					Non-Equity	Qualified
					Incentive Plan	Deferred Comp	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Compensation ($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total ($)
Andres A. Lopez	2019	$1,037,500	$—	$5,625,005	$—	$786,213	$308,099	$7,756,817
President and Chief Executive Officer	2018	987,500	—	5,000,014	1,185,000	—	328,445	7,500,959
	2017	925,000	—	4,660,651	1,601,730	486,039	420,544	8,093,964
John A. Haudrich	2019	$516,364	$—	$1,100,015	$—	$—	$66,081	$1,682,460
Senior Vice President and
Chief Financial Officer ("CFO")
Jan A. Bertsch	2019	$291,167	$—	$1,399,999	$—	$—	$64,705	$1,755,871
Former Senior Vice President and	2018	685,000	—	1,299,980	438,400	—	98,285	2,521,665
Chief Financial Officer	2017	665,000	—	1,300,006	614,141	—	96,933	2,676,080
Miguel I. Alvarez	2019	$501,250	$—	$525,004	$—	$—	$58,871	$1,085,125
President, O-I Americas	2018	486,250	—	500,006	252,850	—	341,980	1,581,086
	2017	437,917	—	425,006	328,595	—	406,088	1,597,606
Giancarlo Currarino	2019	$482,500	$—	$600,016	$—	$—	$183,224	$1,265,740
Senior Vice President Chief Technology and
Supply Chain Officer
Mary Beth Wilkinson	2019	$501,250	$—	$629,997	$—	$—	$54,949	1,186,196
Senior Vice President, General Counsel
and Secretary

(1)

Amounts in this column reflect the grant date fair market value of restricted stock units and performance stock units (at target level) granted in the year indicated as computed in accordance with FASB ASC 718. For a discussion of the assumptions made in the valuation reflected in this column, See Note 16 to the Consolidated Financial Statements for 2019 contained in the Annual Report Form 10 K filed with the SEC on February 21, 2020.

In the event the performance stock units pay out at maximum value, the total grant date values for grants of 2019 restricted stock units and performance stock units would be:

For Mr. Lopez, $10,350,009.

For Mr. Haudrich, $2,024,022.

For Ms. Bertsch, $2,576,003.

For Mr. Alvarez, $966,003.

For Mr. Currarino, $1,104,030.

For Ms. Wilkinson, $1,159,190.

(2)	As discussed above, no STI awards were earned or became payable with respect to 2019.
(3)

Amounts in this column for Mr. Lopez reflect the increase in the present value of the accumulated benefits under the following: the Salary Retirement Plan, the Supplemental Retirement Benefit Plan, and the International Pension Plan.

42	2020 Proxy Statement

The Company closed participation to the Salary Retirement Plan and the Supplemental Retirement Benefit Plan effective December 31, 2004. As a result, Ms. Bertsch and Wilkinson and Messrs. Alvarez, Currarino, and Haudrich do not participate in these plans.

The Salary Retirement Plan and the International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date.

The Company’s NEOs did not accrue any preferential or above market earnings on their non-qualified deferred compensation.

(4)	All other compensation for 2019 is summarized below:

			Company	Company
			Contributions	Contributions to		Payments in
	Executive		to Qualified	Non- Qualified		Regard to
	Life		Stock	Executive		Termination
	Insurance	Personal Use	Purchase &	Deferred	International	of	Other
	Premium	of Company	Savings	Savings	Assignment /	Employment	Miscellaneous	Tax
	(a)	Aircraft (b)	Program (c)	Program (d)	Relocation (e)	(f)	Income (g)	Payments (h)	Total
Andres A. Lopez	$12,453	$132,276	$20,900	$121,350	$—	$—	$9,932	$11,188	$308,099
John A. Haudrich	2,735	—	20,201	31,899	—	—	11,246	—	$66,081
Jan A. Bertsch	1,868	544	20,900	24,313	—	10,954	6,126	—	$64,705
Miguel I. Alvarez	3,188	—	20,900	31,843	—	—	2,940	—	$58,871
Giancarlo Currarino	2,994	—	17,900	32,569	68,191	—	6,115	55,455	$183,224
Mary Beth Wilkinson	2,994	—	17,900	32,795	—	—	1,260	—	$54,949

(a)

For Mr. Lopez, this amount is attributable to premiums paid during 2019 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company.  For the other NEOs, the amounts represent the actual premium payments for executive life insurance policies with a face value equal to three times base annual salary for the NEO plus $60,000 for accidental death and dismemberment coverage.

(b)

The amount shown in this column represents the variable costs for personal use of Company aircraft by the NEOs. Variable costs were calculated based on a methodology that reflects average costs of operating each aircraft, such as fuel costs, trip related maintenance, crew travel expenses, trip related fees and storage costs, on board catering and communications charges, and other miscellaneous variable costs. Since the aircraft are used primarily for business travel, fixed costs that do not change based on usage such as pilot compensation, the purchase or lease costs of the aircraft, and maintenance not related to travel are excluded.

(c)	The amount shown in this column for Ms. Bertsch and Messrs. Lopez and Alvarez represents the Company match of $12,500 plus the 3% Company base salary contribution of $8,400 to the SPASP.

The amount shown in this column for Mr. Haudrich represents the Company match of $11,800 plus the 3% Company base salary contribution of $8,401 to the SPASP.

The amount shown in this column for Ms. Wilkinson and Mr. Currarino represents the Company match of $9,500 plus the 3% Company base salary contribution of $8,400 to the SPASP.

(d)	The amount shown in this column for Mr. Lopez represents the Company match of $98,625 plus the 3% Company base salary contribution of $22,725 to the EDSP.

The amount shown in this column for Mr. Haudrich represents the Company match of $24,808 plus the 3% Company base salary contribution of $7,091 to the EDSP.

The amount shown in this column for Ms. Bertsch represents the Company match of $23,978 plus the 3% Company base salary contribution of $335 to the EDSP.

The amount shown in this column for Mr. Alvarez represents the Company match of $25,205 plus the 3% Company base salary contribution of $6,638 to the EDSP.

The amount shown in this column for Mr. Currarino represents the Company match of $26,494 plus the 3% Company base salary contribution of $6,075 to the EDSP.

The amount shown in this column for Ms. Wilkinson represents the Company match of $26,157 plus the 3% Company base salary contribution of $6,638 to the EDSP.

(e)

The amount shown in this column for Mr. Currarino includes $39,684 for shipment of household goods and moving costs, $4,335 for auto shipment, $4,924 for storage costs, $4,596 for airfare and lodging, $747 for new home closing costs, $5,500 for miscellaneous expense allowance, and $8,405 for pre-transfer expenses for transportation, lodging, and meals associated with Mr. Currarino’s home finding trip, temporary living, and trip to Miami for final shipment of household goods.

(f)	The amount shown in this column for Ms. Bertsch represents $10,954 for unused vacation, which was paid in connection with her termination of employment with the Company.
(g)

The amount shown in this column for Mr. Lopez represents $6,901 for reimbursement of professional advice related to tax, estate planning and financial planning; $2,325 for the cost of an annual executive physical; and $706 for the personal use of a car service.

The amount shown in this column for Mr. Haudrich represents $9,797 for reimbursement of professional advice related to tax, estate planning and financial planning; and $1,449 for the personal use of a car service.

The amount shown in this column for Ms. Bertsch represents $3,676 for reimbursement of professional advice related to tax, estate planning and financial planning; and $2,450 for the cost of an annual executive physical.

The amount shown in this column for Mr. Alvarez $2,600 for the cost of an annual executive physical; and $340 for the personal use of a car service.

The amount shown in this column for Mr. Currarino represents $4,631 for reimbursement of professional advice related to tax, estate planning and financial planning; $940 for the cost of an annual executive physical; and $544 for the personal use of a car service.

The amount shown in this column for Ms. Wilkinson represents $1,260 for reimbursement of professional advice related to tax, estate planning and financial planning.

(h)

With respect to Mr. Lopez, the amount shown in this column includes $11,188, for tax gross ups on life insurance benefits attributable to premiums paid during 2019 by the Company in connection with life insurance policies issued pursuant to the Executive Life Insurance Plan and participation agreements entered into with the Company.

For Mr. Currarino, the amount includes $55,455 for tax gross-up assistance on relocation costs.

2020 Proxy Statement	43

Grants of Plan-Based Awards in 2019

									All Other
								All Other	Option
								Stock	Awards:	Exercise or	Grant Date
								Awards:	Number of	Base Price	Value of
								Number of	Securities	of Option	Stock and
								Shares or	Underlying	Awards	Option
		Estimated Future Payouts Under Non			Estimated Future Payouts Under Equity			Units	Options	($ Per	Awards
		Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			(#)(3)	(#)(4)	Share)(4)	($)(5)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)
Andres A. Lopez	3/7/2019	$466,875	$1,556,250	$3,112,500	41,390	172,458	413,899	114,972	—	$19.57	$5,625,005
John A. Haudrich	3/7/2019	$118,972	396,574	793,148	4,415	18,396	44,150	12,264	—	19.57	600,016
	4/4/2019	—	—	—	3,736	15,568	37,363	10,379		19.27	499,999
Jan A. Bertsch	3/7/2019	$69,880	232,933	465,867	10,302	42,923	103,015	28,615	—	19.57	1,399,999
Miguel I. Alvarez	3/7/2019	$97,744	325,813	615,625	3,863	16,096	38,630	10,731	—	19.57	525,004
Giancarlo Currarino	3/7/2019	$94,088	313,625	627,250	4,415	18,396	44,150	12,264	—	19.57	600,016
Mary Beth Wilkinson	3/7/2019	$97,744	325,813	651,625	4,636	19,315	46,356	12,877	—	19.57	629,997

(1)

These columns show the threshold, target and maximum amounts of annual STI awards that would have become payable to the NEOs based on 2019 performance. See “Compensation Discussion and Analysis—Annual Incentive” for further discussion. Ms. Bertsch was not eligible for an STI award for 2019.

(2)

These columns show the threshold, target and maximum number of shares that may be paid pursuant to performance stock units granted in 2019 to each of the NEOs under the 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Actual payouts vary based on final performance results and range from 24% to 240% of target when considering the effect of the r-TSR modifier.

(3)

These columns show the restricted stock units granted in 2019 to each of the NEOs under the 2017 Incentive Award Plan. See “Compensation Discussion and Analysis—Long-Term Incentives” for further discussion regarding the awards. Ms. Bertsch forfeited all the restricted stock units granted in 2019 upon her termination.

(4)

The full grant date fair value was computed in accordance with FASB ASC 718 and the assumptions set forth in Note 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2020. There can be no assurances that the amounts shown in the table will be realized by the NEO. For performance stock units, these amounts represent attainment at target level.  In the event the performance stock units pay out at maximum value, the total grant date value of performance stock units granted in 2019 are:

For performance stock units, these amounts represent attainment at target level. In the event the performance stock units pay out at maximum value, the total grant date value of performance stock units granted in 2019 are:

For Mr. Lopez: $8,100,007;

For Mr. Haudrich: $1,584,012;

For Ms. Bertsch: $2,016,007;

For Mr. Alvarez: $755,997;

For Mr. Currarino: $864,023; and

For Ms. Wilkinson: $907,187.

44	2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year End 2019

		Option Awards					Stock Awards
										Equity		Equity Incentive
										Incentive Plan		Plan Awards:
		Number of		Number of						Awards:		Market or Payout
		Securities		Securities			Number of		Market Value	Number of		Value of
		Underlying		Underlying			Shares or		of Shares or	Unearned		Unearned Shares,
		Unexercised		Unexercised			Units of		Unit that	Shares, Units		Units or Other
		Options:		Options:	Option	Option	Stock that		Have Not	or Other Rights		Rights that Have
		Exercisable		Unexercisable	Exercise	Expiration	Have Not		Vested ($)	that Have Not		Not Vested ($)
Name		(#)		(#)	Price ($)	Date	Vested (#)		(20)	Vested (#)		(20)
Andres A. Lopez	2019						114,972	(9)	1,371,616	172,458	(17)	2,057,424
	2018						85,034	(10)	1,014,456	113,379	(18)	1,352,611
	2017						61,937	(11)	738,908	115,622	(19)	1,379,370
	2016	145,896	(2)	48,632	15.05	3/7/2023	16,092	(13)	191,978
	2015	62,972	(4)	0	23.99	3/7/2022
	2014	7,301	(5)	0	25.73	11/3/2021
	2014	9,377	(6)	0	33.62	3/7/2021
	2013	10,097	(7)	0	26.07	3/7/2020
	2004						1,000	(14)	11,930
	1999						3,000	(15)	35,790
John A. Haudrich	2019						10,379	(8)	123,821	15,568	(16)	185,726
	2019						12,264	(9)	146,310	18,396	(17)	219,464
	2018						8,503	(10)	101,441	11,338	(18)	135,262
	2017						5,780	(11)	68,955	11,562	(19)	137,935
	2016	13,178	(2)	4,392	15.05	3/7/2023	1,453	(13)	17,334
	2015	6,297	(4)	0	23.99	3/7/2022
	2014	3,751	(6)	0	33.62	3/7/2021
	2013	4,039	(7)	0	26.07	3/7/2020
Jan A. Bertsch	2019									42,923	(17)	512,071
	2018						22,108	(10)	263,748	29,478	(18)	351,673
	2017						16,700	(11)	199,231	33,402	(19)	398,486
	2016	48,946	(2)	16,315	15.05	3/7/2023	5,398	(13)	64,398
	2015	53,366	(3)	0	19.19	11/23/2022
Miguel I. Alvarez	2019						10,731	(9)	128,021	16,096	(17)	192,025
	2018						8,503	(10)	101,441	11,338	(18)	135,262
	2017						5,460	(11)	65,138	10,920	(19)	130,276
	2016	3,313	(1)	1,104	17.78	9/1/2023	351	(12)	4,187
	2016	13,178	(2)	4392	15.05	3/7/2023	1,453	(13)	17,334
	2015	7,872	(4)	0	23.99	3/7/2022
	2014	1,688	(6)	0	33.62	3/7/2021
	2013	1,817	(7)	0	26.07	3/7/2020
Giancarlo Currarino	2019						12,264	(9)	146,310	18,396	(17)	219,464
	2018						9,354	(10)	111,593	12,472	(18)	148,791
	2017						6,423	(11)	76,626	12,847	(19)	153,265
	2016	1,104	(1)	1,104	17.78	9/1/2023	351	(12)	4,187
	2016	0	(2)	5,647	15.05	3/7/2023	1,868	(13)	22,285
	2015	14,169	(4)	0	23.99	3/7/2022
	2014	7,502	(6)	0	33.62	3/7/2021
	2013	5,301	(7)	0	26.07	3/7/2020
Mary Beth Wilkinson	2019						12,877	(9)	153,623	19,315	(17)	230,428
	2018						8,503	(10)	101,441	11,338	(18)	135,262
	2017						5,780	(11)	68,955	11,562	(19)	137,935
	2016	0	(2)	2,259	15.05	3/7/2023	747	(13)	8,912
	2015	5,510	(4)	0	23.99	3/7/2022
	2014	3,188	(6)	0	33.62	3/7/2021
	2013	2,271	(7)	0	26.07	3/7/2020

Stock Option Vesting Schedule
Stock Option Vesting Schedule							Vesting Dates
Option Grant Date					Option Price		25%		25%	25%		25%
(1) September 1, 2016						$17.78	9/1/17		9/1/18	9/1/19		9/1/20
(2) March 7, 2016						$15.05	3/7/17		3/7/18	3/7/19		3/7/20
(3) November 23, 2015						$19.19	11/23/16		11/23/17	11/23/18		11/23/19
(4) March 7, 2015						$23.99	3/7/16		3/7/17	3/7/18		3/7/19
(5) November 3, 2014						$25.73	11/3/15		11/3/16	11/3/17		11/3/18
(6) March 7, 2014						$33.62	3/7/15		3/7/16	3/7/17		3/7/18
(7) March 7, 2013						$26.07	3/7/14		3/7/15	3/7/16		3/7/17

2020 Proxy Statement	45

Restricted Stock Vesting Schedule

Grant Date	Vesting Terms
(8) April 4, 2019	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(9) March 7, 2019	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(10) March 7, 2018	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(11) March 7, 2017	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(12) September 1, 2016	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(13) March 7, 2016	The restriction on these shares lapse in equal annual installments on each of the first four anniversaries of the grant date.
(14) March 10, 2004

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

(15) May 17, 1999

The restrictions on these shares lapse upon the later to occur of (a) the third anniversary of the grant date, and (b) either (i) the grantee’s retirement from the Company, or (ii) a termination of employment that is not initiated by, and not voluntary on the part of the grantee other than for cause.

Performance Share Vesting Schedule

Grant Date	Vesting Terms
(16) April 4, 2019	Performance shares for the grant period of 2019-2021. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(17) March 7, 2019	Performance shares for the grant period of 2019-2021. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(18) March 7, 2018	Performance shares for the grant period of 2018-2020. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(19) March 7, 2017	Performance shares for the grant period of 2017-2019. The terms of these performance shares are described in the section entitled "Compensation Discussion and Analysis."
(20) Market value is computed based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2019 ($11.93), the last business day of the year.

Option Excercises and Stock Vested in 2019

	Option Awards		Stock Awards
	Number
	Of Shares	Value	Number of	Value
	Acquired on	Realized	Shares Acquired	Realized
Name	Exercise (#)	on Exercise ($)	On Vesting (#)	on Vesting ($)
Andres A. Lopez	—	$—	338,093	$6,876,812
John A. Haudrich	—	$—	30,956	$629,645
Jan A. Bertsch	—	$—	111,732	$2,226,732
Miguel I. Alvarez	—	$—	36,900	$746,976
Giancarlo Currarino	12,399	$59,559	45,246	$916,734
Mary Beth Wilkinson	864	$30,700	18,889	$384,202

46	2020 Proxy Statement

Pension Benefits

		December 31, 2019
		Number of		Payments
		Years of	Present value of	During Last
		Credited	Accumulated	Fiscal Year
Name (1)	Plan Name	service (#)	Benefit ($)(2)	($)
Andres A. Lopez	Salary Retirement Plan	5.00	$167,022	$—
	Supplemental Retirement Benefit Plan	29.92	3,942,227	—
	Total		4,109,249

(1)	The other NEO’s are not participants in the Salary Retirement Plan or the Supplemental Retirement Benefit Plan.

Mr. Lopez is a participant in the International Pension Plan, as he was employed abroad during a portion of his career with O-I. The International Plan benefit provides him with a retirement benefit equal to the O-I SRBP and includes U.S. and non-U.S. pay and service. The value of this benefit is shown as his SRBP.

(2)

The O-I Glass Salary Retirement Plan and International Pension Plan were frozen as of December 31, 2015. Participants maintain benefits accrued as of the freeze date, but will not accrue additional benefits beyond the freeze date.  In general, the present values changed as a result of varying interest rates.

Assumptions for Salary Retirement Plan and Supplemental Retirement Benefit Plan:

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is a plan-specific table projected generationally using the MP-2018 scale for December 31, 2018, and MP-2019 scale for December 31, 2019. For the portion of the benefit assumed to be received as a lump sum, mortality is RP-2006 combined annuitant/non-annuitant mortality table projected with an MP-2018 generational projection for December 31, 2018, and projected with MP-2019 generational projection for December 31, 2019 blended 50/50-male/female.

Lump Sum Rate - Salary Retirement Plan: 3.36%

Lump Sum Rate - Supplemental Retirement Benefit Plan: 3.37%

Annuity Rate - Salary Retirement Plan: 3.36%

Annuity Rate - Supplemental Retirement Benefit Plan: N/A

Benefits are deferred to the earliest unreduced retirement age, which is the later of the executive’s age or age 65.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum; 80% of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% taken as an annuity.

The International Pension Plan has been offset for the SRBP and Salary Retirement Plan only.

2020 Proxy Statement	47

Non-Qualified Deferred Compensation

	2019 Values
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals /	Balance at
	in Last FY ($)	in Last FY ($)	in Last FY	Distributions	Last FYE
	(1)	(2)	($) (3)	($)	($) (4)
Andres A. Lopez	$197,250	$121,350	$61,697	$363,754	$362,168
John A. Haudrich	49,616	31,899	71,251	115,663	327,829
Jan A. Bertsch	47,957	24,313	83,037	—	420,481
Miguel I. Alvarez	50,410	31,843	42,690	91,091	215,462
Giancarlo Currarino	52,988	32,569	35,871	48,678	216,771
Mary Beth Wilkinson	52,315	32,795	9,209	37,540	93,577

(1)	Amounts in this column are included in the NEO’s base salary on the “Summary Compensation Table.”
(2)	Amounts in this column are included in the “All Other Compensation” column on the “Summary Compensation Table.”
(3)	Amounts in this column are not included in any of the amounts reported on the “Summary Compensation Table.”
(4)

Of the total amounts listed in this column, the following amounts have been included in the “Salary” or “All Other Compensation” columns on the “Summary Compensation Table” since 2006: for Mr. Lopez—$1,078,291, for Mr. Haudrich—$111,043, for Ms. Bertsch—$503,975, for Mr. Alvarez—$274,329, for Mr. Currarino—$85,557, and for Ms. Wilkinson—$85,110.

Executive Deferred Savings Plan

Participants may defer up to 100% of base salary into the Executive Deferred Savings Plan. Deferrals made prior to January 1, 2009, including the Company match on such deferrals, could be credited to a “cash deferral account” or a “stock deferral account” at the individual’s election. Interest is credited in the “cash” account, compounded monthly, at a rate equal to the average annual yield on domestic corporate bonds of Moody’s A- rated companies. The “stock” account is credited with a number of stock units equal in value to the amount specified to be credited to each respective account, and the value of such account is determined by reference to the closing price of the Company’s stock on the principal exchange on which Company stock is traded on the day before the date on or as of which such value is being determined or, if no Company stock was traded on such day, then on the next preceding trading day on which Company stock was so traded. Deferrals after December 31, 2008, including the Company match on such deferrals, are credited to the same funds available under the Company’s qualified 401(k) plan. Upon any termination of employment, the account balance is paid out in its entirety as soon as practical following such termination.

Potential Payments upon Termination or Change in Control

The following tables show the amount of compensation that may be paid to each NEO upon voluntary termination, retirement, involuntary termination not for cause, change in control (as defined in the 2017 Incentive Award Plan), for cause termination, disability, and death. The amounts shown assume a termination date effective December 31, 2019, the last business day of the year. For payments made pursuant to stock options, restricted stock units, or performance stock units, the amount earned by each NEO upon retirement may differ based on whether they are eligible for early or normal retirement. As a result, the table reflects only that amount they were eligible for at December 31, 2019.

Unless specifically noted, each of the payments described below is the same for any salaried employee of the Company.

Payments Made upon Termination

Payments made upon termination for any reason include:

•	Amounts accrued and vested through the Salary Retirement Plan (SRP), Supplemental Retirement Benefit Plan (SRBP), International Pension Plan and Swiss Pension Plan.

48	2020 Proxy Statement

•	Equity awards that vest on or prior to the date of termination; stock option awards that were vested but unexercised as of December 31, 2019 were excluded from the values shown.

Payments Made upon Retirement

In addition to the above:

•	Upon retirement (defined as at least age 60 with at least ten years of service or age 65 with no service requirement):
o	Unvested stock options continue normal vesting and are exercisable through their original term.
o

Unvested restricted stock units continue normal vesting if granted at least one year prior to the retirement date; restricted stock units granted less than one year prior to the retirement date are forfeited.

o	Unvested performance stock units immediately vest, and any payout earned based on Company performance will be paid following the end of the applicable performance period.
•

Mr. Lopez is eligible to participate in the Company’s retiree medical plan as he became eligible to retire at age 55 with at least ten years of service. This plan provides pre‑age 65 coverage to employees and their spouse. The plan is only available to U.S. employees hired prior to January 1, 2003; as a result, the other NEOs are not eligible to participate in this plan.

Payments Made upon Involuntary Termination Not for Cause

In addition to the payments noted under “Payments Made upon Termination” above, upon a termination by the Company other than for cause (referred to as an “Involuntary Termination Not for Cause”):

•	Unvested stock options are forfeited. Vested stock options can be exercised through the earlier of one year from the termination date or the option expiration date.
•	Unvested restricted stock units are forfeited.
•	Unvested performance stock units immediately vest on a pro-rata basis and any payout earned based on Company performance will be paid following the end of the applicable performance period.
•

Under the terms of the Executive Severance Policy, upon an Involuntary Termination Not for Cause or a resignation for “good reason,” the NEOs are eligible to receive a lump sum severance benefit equal to two times annual base salary plus target bonus, plus continued health benefits for up to 24 months following termination at the same rate as active employees. If the provision of health benefits, however, would cause a negative tax consequence for the Company under the Affordable Care Act, then the Company will pay the executive the value of the health benefits in cash. During the two-year severance period, executives will also be entitled to standard outplacement assistance offered by the Company from time to time. Severance benefits are subject to the executive entering into a restrictive covenant agreeing not to compete with the Company or solicit the Company’s employees for a period of three years following termination of employment for any reason, as well as not to disclose confidential information or disparage the Company, and to the executive signing a release of claims in favor of the Company.

Payments Made upon Change in Control

•	In the event of a change in control of the Company, if outstanding equity awards are assumed by the acquirer in such change in control:
o

Unvested stock options remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO is terminated within two years after the change in control without “cause” or for “good reason,” the options will fully vest upon such termination.

2020 Proxy Statement	49

o

Unvested restricted stock units and performance stock units will remain outstanding and continue to vest according to their normal vesting schedule. If the applicable NEO is terminated within two years after the change in control without “cause” or for “good reason,” the units will fully vest and be paid out on their regular payment dates (at target level for performance stock units).

•	In the event of a change in control of the Company in which outstanding equity awards are not assumed or replaced by the acquirer:
o	Unvested stock options become fully exercisable prior to (and conditioned upon) the effective date of a change in control.
o	Unvested restricted stock units will fully vest immediately prior to the change in control and be paid on their regular vesting dates.
o	Unvested performance stock units will vest at target level immediately prior to the change in control and become payable at the time of the change in control.
•

In the event of an Involuntary Termination Not for Cause, or a termination by the executive for “good reason,” during the 24-month period following a change in control, under the terms of the Executive Severance Policy, the NEOs are eligible to receive those benefits noted above in the event of Involuntary Termination Not for Cause. If the severance benefits, along with any other payments occurring in connection with the change in control, were to cause the executive to be subject to the excise tax provisions of Sections 4999 of the Internal Revenue Code, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after tax position to the executive.

Payments Made upon Death or Total Disability

•	Upon an NEO’s death or total disability:
o	Unvested stock options immediately vest and can be exercised through the earlier of one year from the date of death/disability or the option expiration date.
o	Unvested restricted stock units will fully vest upon death/disability and be paid on their regular vesting dates.
o	Unvested performance stock units immediately vest, and any performance stock unit payout earned based on Company performance will be paid following the end of the applicable performance period.
•

In the event of an NEO’s disability, if such NEO has completed at least one year of service at the time of disability, he or she is eligible to participate in the Company’s long‑term disability plan for salaried employees. This plan pays participants approximately 60% of their base salary plus target bonus in combination with other types of income replacement benefits, such as Social Security or workers’ compensation, capped at $15,000 per month, for the duration of their disability, or until age 65.

•In the event of an NEO’s disability, such NEO receives continued coverage under the Company’s health care plan for active employees for the duration of their coverage under the Company’s long‑term disability plan.

•

The NEOs based in the U.S. participate in a life insurance program that differs from that offered to most salaried employees of the Company. For these NEOs, the benefit payable to the beneficiary upon death is three times annual base salary.

50	2020 Proxy Statement

The following tables represent potential payments to the NEOs under the various termination scenarios. The values assume termination on December 31, 2019.

Andres A. Lopez

		Involuntary	Change In
		Termination Not	Control With	For Cause
	Retirement	For Cause	Termination	Termination	Disability	Death
Compensation
Performance Shares	$—	$2,842,574	$4,789,406	$—	$4,789,406	$4,789,406
Restricted Stock Awards	—	47,720	3,364,678	—	3,364,678	3,364,678

Benefits and Perquisites
Retirement Plans (SRP, SRBP & International)	3,955,000	3,955,000	3,955,000	3,955,000	3,955,000	2,862,000
Health & Welfare Benefits	2,427,000	2,439,139	2,457,139	2,427,000	2,444,084	42,000
Disability Income	—	—	—	—	1,137,906	—
Life Insurance Benefits	—	—	—	—	—	3,150,000
Severance	—	5,250,000	5,250,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	(1,884,474)	—	—	—
Total	$6,382,000	$14,539,433	$17,936,749	$6,382,000	$15,691,074	$14,208,084

Assumptions

No preretirement mortality is assumed. After retirement, for the portion of the benefit assumed to be received as an annuity, mortality is a plan specific table projected generationally using MP-2019 scale. For the portion of the benefit assumed to be received as a lump sum, mortality is a RP-2006 combined annuitant/non-annuitant mortality table projected with MP-2019 generational projection, blended 50/50-male/female for December 31, 2019.

Executive life insurance benefits (included in health and welfare) include assumed tax gross up of 37.00% for Federal and 4.797% for Ohio state taxes.

All SRBP and International Pension Plan benefits are assumed to be taken as a lump sum. Eighty percent of Salary Retirement Plan benefits are assumed to be taken as a lump sum with the remaining 20% as an annuity. The Salary Retirement Plan interest rate is 3.36%, the interest rate used for lump sums in the SRBP and International Plan is 3.37% and the Salary health and welfare benefits is 3.24%.

Benefits Payable

Termination benefits represent the value of the pension benefits as if the participant terminated employment on December 31, 2019 and commences payment immediately.  The value of the post-retirement medical and executive retiree life insurance benefits assumes Mr. Lopez terminated as of December 31, 2019 and immediately elected coverage.

Retirement benefits represent the value of the pension benefits as if Mr. Lopez terminated on December 31, 2019 and commenced payment as soon as possible. Since Mr. Lopez is currently eligible to retire, this value represents commencement at December 31, 2019. The health and welfare benefits represent the value of the postretirement medical and executive retiree life insurance benefits as if he terminated as of December 31, 2019 and immediately elected coverage.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”  Retiree medical benefits are deferred until 24 months after termination.

Change in Control with Termination reflects the amounts discussed above under “Payments Made upon Change in Control.” Mr. Lopez would be entitled to receive the greater after‑tax benefit between (1) reducing the payments to his Internal Revenue Code Section 280G safe harbor limit, and (2) no reduction of benefits, such that he would be subject to a 20% excise tax. Mr. Lopez’s benefits reflect a cutback of $1,884,474 which would provide the greater after-tax benefit.

Disability benefits represent the value of benefits as if Mr. Lopez became disabled on December 31, 2019 and received disability benefits until age 65. Pension benefits reflect accrued benefits payable immediately. Health and welfare benefits represent continued coverage until age 65 and the value of the executive retiree life insurance benefits as if he terminated as of December 31, 2019.

2020 Proxy Statement	51

Death benefits represent the value of benefits as if Mr. Lopez became deceased on December 31, 2019. Pension benefits reflect an immediate lump sum payable to the spouse equal to the greater of the lump sum value of the pre-retirement 50% Joint and Survivor spouse benefit, or the lump sum value of 25% of his base pay. Salary Retirement Plan benefits reflect a 50% Joint and Survivor benefit payable at his earliest retirement date. Health and welfare benefits represent retiree medical benefits for his spouse.

Retiree medical benefits are not available post age 65.

John A. Haudrich

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
Performance Shares	$—	$338,417	$678,387	$—	$678,388	$678,388
Restricted Stock Awards	—	—	457,861	—	457,861	457,861

Benefits and Perquisites
Health & Welfare Benefits	—	30,292	30,292	—	189,326	7,573
Disability Income	—	—	—	—	1,688,795	—
Life Insurance Benefits	—	—	—	—	—	1,650,000
Severance	—	1,980,000	1,980,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments	—	—	(412,610)	—	—	—
Adjustment from Modified Cap
Total	$—	$2,353,709	$2,738,930	$—	$3,014,370	$2,793,822

Benefits Payable

Mr. Haudrich is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Change in Control with Termination reflects the amounts discussed above under “Payments Made upon Change in Control.”  Mr. Haudrich is entitled to receive the greater after-tax benefit between 1) reducing the payments to his Internal Revenue Code Section 280G safe harbor limit, and 2) no reduction of benefits, such that he would be subject to a 20% excise tax. Mr. Haudrich’s benefits reflect a cutback of $412,610, which would provide the greater after-tax benefit.

Disability benefits represent the value of benefits as if Mr. Haudrich became disabled on December 31, 2019 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Mr. Haudrich became deceased on December 31, 2019.

Miguel I. Alvarez

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
Performance Shares	$—	$272,952	$457,563	$—	$457,563	$457,563
Restricted Stock Awards	—	—	316,121	—	316,121	316,121

Benefits and Perquisites
Health & Welfare Benefits	—	30,287	30,287	—	142,603	7,572
Disability Income	—	—	—	—	1,333,419	—
Life Insurance Benefits	—	—	—	—	—	1,515,000
Severance	—	1,666,500	1,666,500	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$1,974,739	$2,475,471	$—	$2,249,706	$2,296,256

Benefits Payable

Mr. Alvarez is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

52	2020 Proxy Statement

Change in Control with Termination reflects the amounts discussed above under “Payments Made upon Change in Control.”  Mr. Alvarez is entitled to receive the greater after-tax benefit between (1) reducing the payments to his Internal Revenue Code Section 280G safe harbor limit, and (2) no reduction of benefits, such that he would be subject to a 20% excise tax. Mr. Alvarez’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if Mr. Alvarez became disabled on December 31, 2019 and received disability benefits until age 65. Health and welfare benefits represent continued coverage until age 65 for him and all eligible dependents, subject to dependent limiting age of 26.

Death benefits represent the value of benefits as if Mr. Alvarez became deceased on December 31, 2019. Health and welfare benefits represent continued coverage for eligible dependents, subject to dependent limiting age of 26, for 6 months.

Giancarlo Currarino

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
Performance Shares	$—	$312,589	$521,520	$—	$521,520	$521,520
Restricted Stock Awards	—	—	361,001	—	361,002	361,002

Benefits and Perquisites
Health & Welfare Benefits	—	30,541	30,541	—	325,775	7,635
Disability Income	—	—	—	—	2,483,108	—
Life Insurance Benefits	—	—	—	—	—	1,470,000
Severance	—	1,617,000	1,617,000	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	—	—	—	—
Total	$—	$1,965,130	$2,535,062	$—	$3,691,405	$2,360,157

Benefits Payable

Mr. Currarino is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Change in Control with Termination reflects the amounts discussed above under “Payments Made upon Change in Control.”  Mr. Currarino is entitled to receive the greater after-tax benefit between (1) reducing the payments to his Internal Revenue Code Section 280G safe harbor limit, and (2) no reduction of benefits, such that he would be subject to a 20% excise tax. Mr. Currarino’s benefits do not reflect a cutback.

Disability benefits represent the value of benefits as if Mr. Currarino became disabled on December 31, 2019 and received disability benefits until age 65. Health and welfare benefits represent continued coverage until age 65 for the participant and all eligible dependents, subject to dependent limiting age of 26.

Death benefits represent the value of benefits as if Mr. Currarino became deceased on December 31, 2019. Health and welfare benefits represent continued coverage for eligible dependents, subject to dependent limiting age of 26, for 6 months.

2020 Proxy Statement	53

Mary Beth Wilkinson

		Involuntary	Change In
	Voluntary	Termination Not	Control With	For Cause
	Resignation	For Cause	Termination	Termination	Disability	Death
Compensation
Performance Shares	$—	$291,741	$503,625	$—	$503,625	$503,625
Restricted Stock Awards	—	—	332,931	—	332,931	332,931

Benefits and Perquisites
Health & Welfare Benefits	—	10,217	10,217	—	87,266	2,554
Disability Income	—	—	—	—	2,306,961	—
Life Insurance Benefits	—	—	—	—	—	1,545,000
Severance	—	1,699,500	1,699,500	—	—	—
Outplacement Services	—	5,000	5,000	—	—	—

280G Tax Adjustments
Adjustment from Modified Cap	—	—	(272,510)	—	—	—
Total	$—	$2,006,458	$2,278,763	$—	$3,230,783	$2,384,110

Benefits Payable

Ms. Wilkinson is not eligible for a retirement plan.

Involuntary Termination Not for Cause severance benefits reflect the amounts discussed above under “Payments Made upon Involuntary Termination Not for Cause.”

Change in Control with Termination the amounts discussed above under “Payments Made upon Change in Control.”  Ms. Wilkinson is entitled to receive the greater after-tax benefit between (1) reducing the payments to her Internal Revenue Code Section 280G safe harbor limit, and (2) no reduction of benefits, such that she would be subject to a 20% excise tax. Ms. Wilkinson’s benefits reflect a cutback of $272,510, which would provide the greater after-tax benefit.

Disability benefits represent the value of benefits as if Ms. Wilkinson became disabled on December 31, 2019 and received disability benefits until age 65.

Death benefits represent the value of benefits as if Ms. Wilkinson became deceased on December 31, 2019.

Jan A. Bertsch

Ms. Bertsch retired from the Company on May 31, 2019.  As discussed above under “Payments Made upon Retirement,” upon her retirement, her then-outstanding stock options continued to vest on their regular post-retirement vesting dates, her then-outstanding restricted stock units became fully vested on retirement (to the extent such restricted stock units were granted more than one year prior to the date of retirement) and continue to be paid on their regular post-retirement vesting dates, and her performance share units became fully vested on retirement and will be paid at the end of the applicable performance period based on actual performance.

54	2020 Proxy Statement

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S‑K, the Company is providing the following information regarding the ratio of the total annual compensation of Mr. Lopez, the CEO, to the total annual compensation of its median employee for its last completed fiscal year, 2019.

In 2019, the total annual compensation of the CEO as reported in the Summary Compensation Table, was $7,756,817. The total annual compensation of the median employee, calculated in the same manner as the CEO’s, was $35,239. As a result, for 2019, the estimate of the ratio of the CEO’s total annual compensation to the total annual compensation of the median employee was approximately 220 to 1.

The Company identified its median employee by examining compensation information derived from payroll records for all approximately 27,500 employees, with the exception of the CEO and approximately 1,000 employees from the acquisition of Nueva Fanal on June 28, 2019, who were employed by the Company worldwide on December 31, 2019. In identifying the median employee for 2019, the Company used all earnings for 2019 (salary, wages, overtime, bonuses, etc.) as reported by local payroll records. The Company annualized compensation for permanent employees who were employed for less than the full year, but otherwise did not make any other adjustments permitted by Item 402(u) of Regulation S-K.

2020 Proxy Statement	55

AUDIT COMMITTEE REPORT

As part of its ongoing activities, which are described under “Board and Committee Membership” (see page 13) the Audit Committee has:

•

discussed with the Company’s vice-president of internal audit and Ernst & Young LLP, the Company’s independent registered public accounting firm, the overall scope and plans for their respective audits;

•

reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements and the independent registered public accounting firm’s evaluation of the Company’s system of internal control over financial reporting contained in the Annual Report on Form 10‑K for the year ended December 31, 2019;

•

discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

•

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence;

•	discussed with the independent registered public accounting firm its independence from the Company and its management; and
•

met with the vice-president of internal audit and the independent registered public accounting firm, with and without management present, to discuss the above matters and the overall quality of the Company’s financial reporting.

On the basis of the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission. Also, the Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

The Audit Committee also concluded that the independent registered public accounting firm’s provision of non‑audit services to the Company and its affiliates as described in the following section is compatible with the independent registered public accounting firm’s independence.

Alan J. Murray, Chair
Peter S. Hellman
John Humphrey

Hari N. Nair

Dennis K. Williams

56	2020 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with the SEC’s auditor independence rules, the Audit Committee has adopted procedures for pre‑approving all non‑audit services performed by Ernst & Young LLP. Those procedures are set forth below under the heading “Pre‑Approval of Independent Registered Public Accounting Firm Services.”

Fees Paid to Ernst & Young LLP

The Audit Committee is responsible for the audit fee negotiations associated with the Company’s retention of Ernst & Young LLP. The aggregate fees for professional services provided by Ernst & Young LLP to the Company in 2019 and 2018 for these various services were:

Type of Fees	2019	2018
	($ in millions)
Audit fees	$7.33	$6.40
Audit-related fees	1.01	0.64
Tax fees	1.44	0.30
All other fees	—	—
Total	$9.78	$7.34

In the above table: (a) “audit fees” were for the audit and quarterly reviews of the consolidated accounts, audit of internal control report on internal control required by Section 404 of the Sarbanes‑Oxley Act of 2002, statutory audits of international subsidiaries, audits of subsidiaries whose securities are pledged as collateral, audit procedures related to legal restructurings and services related to SEC filings and non‑SEC offerings; (b) “audit‑related fees” were for audits of employee benefit plans, agreed‑upon procedures for third parties, due diligence in connection with proposed or consummated acquisitions and other accounting consultations; (c) “tax fees” were for tax return preparation, federal, state and local tax planning, advice related to tax impacts of legal restructurings, international tax planning and advice as well as for services related to an acquisition by the Company; and (d) “all other fees” were for other projects throughout the year. All fees for professional services by Ernst & Young LLP were approved in advance under the Board’s pre‑approval policy.

Pre‑Approval of Independent Registered Public Accounting Firm Services

No services will be provided to the Company that are specifically prohibited by the Sarbanes‑Oxley Act of 2002. Permitted services will be pre‑approved by the Audit Committee as follows:

Statement of Principles

The Audit Committee is required to pre‑approve the audit and non‑audit services performed by the independent registered public accounting firm in order to assure that they do not impair the firm’s independence from the Company. Unless a type of service has received pre‑approval, it will require separate pre‑approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. Any proposed services exceeding pre‑approved cost levels will also require separate pre‑approval by the Audit Committee.

A description of the audit, audit‑related, tax, and all other services that have the pre‑approval of the Audit Committee are found below. For non‑audit services, Company management will submit to the Audit Committee for approval a list of non‑audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. The term of any pre‑approval is for 12 months, unless the Audit Committee considers a different period and states otherwise. The Audit Committee will from time to time review and, if necessary, revise the list of pre‑approved services based on subsequent determinations.

Delegation

The Audit Committee may delegate either type of pre‑approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre‑approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre‑approve services performed by the independent registered public accounting firm to management.

2020 Proxy Statement	57

Audit Services

The annual audit services engagement terms and fees will be subject to separate pre‑approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre‑approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide. Company management will submit to the Audit Committee for approval the list of Audit services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit services not pre‑approved must be separately pre‑approved by the Audit Committee.

Audit‑Related Services

Audit‑related services are assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The Audit Committee believes that the provision of audit‑related services does not impair the independence of the firm and is consistent with the SEC’s rules on auditor independence.

Company management will submit to the Audit Committee for approval the list of audit‑related services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All other audit‑related services not pre‑approved must be separately pre‑approved by the Audit Committee.

Tax Services

The Audit Committee believes that the independent registered public accounting firm can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the firm’s independence.

Company management will submit to the Audit Committee for approval the list of tax services that it recommends the Audit Committee engage the independent registered public accounting firm to provide for the fiscal year. All tax services involving large and complex transactions not pre‑approved must be separately pre‑approved by the Audit Committee.

All Other Services

The Audit Committee will separately pre‑approve those permissible non‑audit services classified as “all other services” that it believes are routine and recurring services and would not impair the independence of the firm.

A list of the SEC’s prohibited non‑audit services is set forth below. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

Pre‑Approval Fee Levels or Budgeted Amounts

Pre‑approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm will be established periodically by the Audit Committee. Any proposed services exceeding these levels or amounts will require separate pre‑approval by the Audit Committee.

Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer or his designee and must include a statement as to whether the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee will be informed routinely as to the non‑audit services actually provided by the independent registered public accounting firm pursuant to this policy.

Supporting Documentation

With respect to each proposed pre‑approval service, the independent registered public accounting firm will provide to the Audit Committee, as requested, detailed back‑up documentation regarding the specific services to be provided.

58	2020 Proxy Statement

Prohibited Non‑Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client
•	Financial information systems design and implementation
•	Appraisal or valuation services, fairness opinions or contribution‑in‑kind reports
•	Actuarial services
•	Internal audit outsourcing services
•	Management functions
•	Human resources
•	Broker‑dealer, investment adviser or investment banking services
•	Legal services
•	Expert services unrelated to the audit

2020 Proxy Statement	59

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In conjunction with the mandated rotation of Ernst & Young LLP’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

Although the Board is not required to submit the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for share owner approval, the Board has elected to seek ratification by the share owners of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020. In the event the Company’s share owners do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its use of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires, and will also be available to respond to appropriate questions from share owners. The members of the Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

60	2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2019

The Company is asking its share owners to provide advisory approval of the compensation of its NEOs as described above under the heading “Executive Compensation.” While this vote is advisory, and not binding on the Company, it will provide information to the Compensation and Talent Development Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation and Talent Development Committee will consider when determining executive compensation for the remainder of 2020 and beyond. The Compensation and Talent Development Committee approves executive compensation programs that are designed to align executive pay with share owners’ interests as well as with the annual and longer‑term performance of the Company. This alignment is evidenced by the executive officers not receiving a 2019 annual incentive plan payout based on below threshold performance against EBIT and FCF (both on a constant currency basis) metrics, and is further evidenced by the 2017‑2019 long‑term incentive plan performance share unit payout below the target payout level (at 90%) based on above target EPS and ROIC performance in 2017 and 2018, offset by below target EPS performance and threshold ROIC performance in 2019. While participants vested in 90% of the target number of units, they actually earned 55% of their grant value as the Company’s stock price declined from $19.57 to $11.93 during the 2017-2019 period, consistent with the plan’s aim of also linking executives to share owners’ interests. The Committee felt that the payout reflected the Company performance for the period, as the Company had strong performance in 2017 and 2018, offset by weaker performance in 2019. As the performance stock units are based on cumulative EPS and average ROIC for each year of the performance period, the payouts for the 2018 and 2019 performance stock units will also reflect the performance of the Company for 2019.

The Company believes that its executive compensation program strikes the appropriate balance between using responsible, measured pay practices and providing rewards that effectively attract and retain executives while motivating them to create value for the share owners. The rigor in the Company’s management processes, as well as balance in rewards programs, are evidenced by the following:

•	A major portion of target compensation for each NEO is “at risk.”
•	Formal reviews are conducted annually of market survey data and proxy data for comparator group companies, the results of which are used as input into NEO compensation decisions.
•	The relationship between executive pay and Company performance is analyzed annually to ensure alignment over time.
•	Regular “risk assessment” analyses are completed to evaluate the Company’s overall executive compensation practices and processes.
•

Annual and long‑term incentive funding is driven entirely through a balance of financial metrics that are aligned with share owner value creation. The annual STI program measures EBIT and FCF, while the LTI program places a significant emphasis on Company performance and share owner value creation through performance stock units. The performance stock units measure ROIC and EPS, in each case over a three-year performance period. In addition, beginning with awards granted in 2019 the Company added r-TSR as a modifier to the performance stock unit payout, further strengthening the program’s ties to share owners’ interests.

•

The Company develops challenging performance standards for the annual and long‑term incentives. Payouts against performance standards are formulaic and have resulted in no award when performance is not up to minimum thresholds and larger awards when performance exceeds expectations.

•	Individual performance and rewards are differentiated based on business unit results and/or specific contributions by the executive.
•	The Company’s senior executives have stock ownership and share retention guidelines that promote alignment with share owners.

2020 Proxy Statement	61

The Board strongly endorses the Company’s executive compensation program and recommends that the share owners vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers for 2019, as disclosed pursuant to Item 402 of Regulation S‑K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Because the vote is advisory, it will not be binding on the Board or the Compensation and Talent Development Committee and neither the Board nor the Compensation and Talent Development Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Compensation and Talent Development Committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. Since the Company has determined to hold future advisory votes on executive compensation annually, the next such vote will occur at the 2021 annual meeting of share owners.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2019.

62	2020 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 16, 2020 (except as otherwise noted in the footnotes below) by each beneficial owner of more than 5% of the outstanding Common Stock known to the Company, each of the Company’s directors, director nominees, named executive officers and all directors and executive officers as a group.

	Amount and
	Nature of Beneficial
Name and Address of Beneficial Owner	Ownership(1)	Percentage
The Vanguard Group, Inc.(2)	14,834,936	9.5%
100 Vanguard Blvd
Malvern, Pennsylvania 19355
BlackRock, Inc.(3)	13,770,193	8.8%
55 East 52nd Street
New York, New York 10055
Russell Investments Group, Ltd.(4)	13,550,249	8.7%
1301 Second Ave., Suite 1800
Seattle, WA 98101
First Pacific Advisors, LP(5)	9,996,350	6.4%
11601 Wilshire Blvd.
Suite 1200
Los Angeles, CA 90025
Miguel I. Alvarez(6)(9)	104,853	*
Jan A. Bertsch(6)	301,376	*
Samuel R. Chapin	—	*
Giancarlo Currarino(6)(9)	69,018	*
Gordon Hardie(8)	31,197	*
John A. Haudrich(6)(9)	152,667	*
Peter S. Hellman(8)	61,236	*
John Humphrey (8)	13,496	*
Anastasia D. Kelly(8)	63,848	*
Andres A. Lopez(6)(7)(9)	932,138	*
Alan J. Murray(8)	27,797	*
Hari N. Nair(8)	32,621	*
Hugh H. Roberts(8)	54,273	*
Joseph D. Rupp(8)	17,010	*
Catherine I. Slater	—	*
John H. Walker(8)	17,200	*
Mary Beth Wilkinson(6)(9)	83,454	*
Carol A. Williams(8)	41,207	*
Dennis K. Williams(8)	53,602	*
All directors and executive officers as a group (21 persons)(6)(7)(8)(9)	1,931,830	*

*       Indicates less than one percent (1%) ownership.

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The Schedule 13G/A dated December 31, 2019 filed with SEC by the Vanguard Group, Inc. (“Vanguard”) on February 12, 2020 indicated that Vanguard is the beneficial owner of 14,834,936 shares of Common Stock, with the sole power to vote or to direct the vote on 80,936 shares, the shared power to vote or to direct the vote on 20,782 shares, the sole power to dispose or to direct the disposition of 14,754,645 shares and the shared power to dispose or to direct the disposition of 80,291 shares.

(3)

The Schedule 13G dated December 31, 2019 filed with SEC by BlackRock, Inc. (“BlackRock”) on February 5, 2020 indicated that BlackRock is the beneficial owner of 13,770,193 shares of Common Stock, with the sole power to vote or to direct the vote on 13,103,397 shares and the sole power to dispose or to direct the disposition of 13,770,193 shares.

(4)

The Schedule 13G dated December 31, 2019 filed with SEC by Russell Investments Group, Ltd. (“Russell”) on February 12, 2020 indicated that Russell is the beneficial owner of 13,550,249 shares of Common Stock, with the sole power to vote or to direct the vote on 13,550,249 shares and the shared power to dispose or to direct the disposition of 13,550,249 shares.

2020 Proxy Statement	63

(5)

The Schedule 13G dated December 31, 2019 filed with SEC by First Pacific Advisors, LP (“FPA”) on February 14, 2020 indicated that FPA is the beneficial owner of 9,996,350 shares of Common Stock, with the shared power to vote or to direct the vote on 9,996,350 shares and the shared power to dispose or to direct the disposition of 9,996,350 shares.

(6)	The number of shares beneficially owned includes the following currently exercisable options:

Director/Officer	Options
Miguel I. Alvarez	30,443
Jan A. Bertsch	118,627
Giancarlo Currarino	28,422
John A. Haudrich	27,618
Andres A. Lopez	274,178
Mary Beth Wilkinson	10,957
All directors and executive officers as a group	529,172
(7)

The number of shares shown as beneficially owned includes the following number of shares of unvested restricted stock over which the following persons or group had voting, but not investment, power as of March 16, 2020:

Restricted
Officer	Stock
Andres A. Lopez	1,000
All directors and executive officers as a group	8,000
(8)	The number of shares shown as beneficially owned includes the following number of unvested restricted stock units that will vest within 60 days of March 16, 2020:

Restricted
Director	Stock Unit
Gordon J. Hardie	7,200
John A. Haudrich	2,595
Peter S. Hellman	7,200
John Humphrey	7,200
Anastasia D. Kelly	7,200
Alan J. Murray	7,200
Hari Nair	7,200
Hugh H. Roberts	7,200
Joseph D. Rupp	7,200
John H. Walker	7,200
Carol A. Williams	7,200
Dennis K. Williams	7,200
All directors and executive officers as a group	81,795
(9)

The table includes the number of shares of Common Stock that Mr. Alvarez, Mr. Currarino, Mr. Haudrich, Mr. Lopez and Ms. Wilkinson and all directors and executive officers as a group held in the Stock Purchase and Savings Program.

64	2020 Proxy Statement

2021 ANNUAL MEETING OF SHARE OWNERS

A share owner desiring to submit a proposal for inclusion in the Company’s Proxy Statement for the 2021 Annual Meeting may do so by following the procedures prescribed in Rule 14a‑8 of the Exchange Act. Any such proposal must be received by the Company no later than December 2, 2020. The Company requests that all such proposals be addressed to the “Corporate Secretary” at O-I Glass, Inc., One Michael Owens Way, Perrysburg, Ohio 43551‑2999, and be mailed by certified mail, return receipt requested.

Share owners wishing to submit proposals or director nominations outside the procedures prescribed in Rule 14a‑8 of the Exchange Act must give timely notice thereof in writing to the Corporate Secretary and follow the procedures contained in the Company’s By-Laws. To be timely, a share owner’s proposal or nomination must be received by the Company no earlier than January 12, 2021 and no later than February 11, 2021, and must otherwise satisfy the requirements of the Company’s By‑Laws as then in effect. If the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the 2020 Annual Meeting, a share owner’s proposal or nomination must be received by the Company not less than 90 days prior to the date of the 2021 Annual Meeting or, if later, not less than 10 days following the day on which public disclosure of the date of the 2021 Annual Meeting was first made.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on the Company’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by the Company. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the risk factors in Item 1A of the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019 and in the Company’s quarterly reports on Form 10‑Q.

PROXY SOLICITATION

The Company will pay the cost of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Such solicitations may be made by personal interview, telephone and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out‑of‑pocket expenses incurred in connection therewith.

The Company has made this Proxy Statement, the Company’s 2019 Annual Report to share owners and the Stakeholder Letter available to each share owner entitled to vote at the Annual Meeting. These materials may be accessed on the Internet at www.proxyvote.com. Included in the Annual Report to share owners are the Company’s consolidated financial statements for the year ended December 31, 2019.

A copy of the Company’s Annual Report on Form 10‑K, including the financial statement schedules, as filed with the SEC, may be obtained without charge by sending a written request therefor to O-I Glass, Inc., Investor Relations, One Michael Owens Way, Perrysburg, Ohio 43551‑2999. The Annual Report on Form 10‑K is also available without charge on the Company’s website at www.o‑i.com.

April 1, 2020

Perrysburg, Ohio

2020 Proxy Statement	65

APPENDIX A

Calculation of Target Measures

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided certain non-GAAP financial measures, as described below, which were considered by the Compensation and Talent Development Committee as part of its short-term and long-term incentive compensation decisions. Management believes that its presentation and use of certain non-GAAP financial measures, including earnings before interest and taxes, free cash flow, adjusted net earnings, adjusted net earnings per share, cumulative adjusted net earnings per share, return on invested capital and average return on invested capital provides relevant and useful supplemental financial information, which is widely used by analysts and investors as well as by the Compensation and Talent Development Committee as part of its incentive compensation decisions. These non-GAAP measures are calculated from the most directly comparable GAAP measures and should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. Management uses these non‑GAAP measures principally for internal reporting, forecasting, budgeting and incentive compensation. Management believes that the non‑GAAP presentation allows the Board of Directors, management, investors and analysts to better understand the Company’s financial performance in relation to core operating results and business outlook. The Company’s method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies.

Consolidated earnings before net interest expense and provision from income taxes, excludes items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, which is glass container production, as well as foreign exchange currency impacts and excludes the impact of acquisitions and divestitures that were not included in the Company’s budget and that occurred during the performance period. Management uses earnings before interest and taxes to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Free cash flow relates to cash provided by continuing operating activities less cash payments for property, plant and equipment from continuing operations, adjusted for changes in foreign currency exchange rates. Free cash flow does not conform to GAAP. It should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non‑GAAP information to assist in understanding the comparability of cash flows.

Adjusted net earnings relates to net earnings from continuing operations attributable to the Company, exclusive of items management considers not representative of ongoing operations, because such items are not reflective of the Company’s principal business activity, and excluding non-service pensions costs. Adjusted net earnings are divided by adjusted weighted average shares outstanding (diluted) to derive adjusted net earnings per share. Cumulative adjusted net earnings per share reflect the sum of adjusted net earnings per share for the three-year period ending December 31, 2019. Management uses adjusted net earnings and adjusted net earnings per share to evaluate its period-over-period operating performance because it believes this provides a useful supplemental measure of the results of operations of its principal business activity by excluding items that are not reflective of such operations.

Return on invested capital relates to earnings before interest and taxes, not adjusted for foreign exchange, multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations), divided by the sum of total debt and total share owners’ equity. For the three‑year performance period, the Compensation and Talent Development Committee elected to hold the pension/retiree portion of Accumulated Other Comprehensive Income constant. Average return on invested capital reflects the average return on invested capital for the three-year period ending December 31, 2019. Return on invested capital is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for, return on assets, net earnings, total assets or other financial measures prepared in accordance with GAAP.

2020 Proxy Statement	A-1

Calculation of Earnings Before Interest and Taxes (EBIT)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions)	2019	2018
Earnings (loss) from continuing operations before income taxes	$(261)	$277
Interest expense, net	311	261
Items management considers not representative of ongoing operations	694	301
Changes in foreign currency exchange rates (1)	26	40
Other (2)	(17)
EBIT	$753	$879

(1)	Represents amount to adjust actual foreign exchange rates to budgeted amounts.
(2)	Represents the amount of the STI accrual that was reversed since there was no payout for 2019.

Calculation of Free Cash Flow (FCF)

	Year ended	Year ended
	December 31,	December 31,
(Dollars in millions)	2019	2018
Cash provided by continuing operating activities	$408	$793
Cash payments for property, plant and equipment—continuing operations	(426)	(536)
Changes in foreign currency exchange rates (1)	31	92
FCF	$13	$349

(1)	Represents amount to adjust actual foreign exchange rates to budgeted amounts.

Calculation of Adjusted Net Earnings Per Share (EPS)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions, except per share amounts)	2019	2018	2017
Earnings (loss) from continuing operations attributable to the Company	$(397)	$144	$183
Adjustments: Items that management considers not representative of ongoing operations	748	297	254
Non-service pension costs	7	4
Impact from share buybacks (1)	7	2
Adjusted net earnings	$365	$447	$437

Diluted shares outstanding (millions) (2)	156.6	162.1	164.6
Add: Impact from share buybacks (1)	7.8	2.9
Adjusted diluted shares outstanding (millions)	164.4	165.0	164.6

Earnings per share from continuing operations (diluted)	$(2.56)	$0.89	$1.11
Adjusted Net Earnings Per Share (EPS)	$2.22	$2.71	$2.65

Cumulative EPS (2017 - 2019)	$7.58

(1)

Represents adjustments related to the Company’s share buybacks that are excluded from the target measure since they occurred subsequent to the Compensation and Talent Development Committee’s establishment of the LTI criteria for the three-year performance period.

(2)	For purposes of computing adjusted earnings per share, the diluted average shares are 156.6 million for the year ended December 31, 2019.

A-2	2020 Proxy Statement

Calculation of Return on Invested Capital (ROIC)

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
(Dollars in millions)	2019	2018	2017
Earnings (loss) from continuing operations before income taxes	$(261)	$277	$275
Interest expense, net	311	261	268
Items management considers not representative of ongoing operations	694	301	295
Less: Income tax impact (1)	(192)	(175)	(180)
	$553	$664	$658

Consolidated debt	$5,559	$5,341	$5,283
Less: Accumulated other comprehensive income (2)	(2,207)	(2,289)	(2,117)
Add: Other share owner’s equity (3)	2,406	2,868	2,754
	$5,758	$5,920	$5,920
ROIC	9.60%	11.21%	11.11%

Average ROIC (2017 - 2019)	10.64%

(1)	Represents EBIT not adjusted for foreign exchange multiplied by one minus the Company’s tax rate (excluding items that management considers not representative of ongoing operations).
(2)

For each of the three‑year performance periods, the Compensation and Talent Development Committee elected to hold constant the pension and retiree medical portion of Accumulated Other Comprehensive Income as of December 31, 2016.

(3)	Total share owner’s equity less Accumulated Other Comprehensive Income for the years ended December 31, 2019, 2018 and 2017.

2020 Proxy Statement	A-3

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 11, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. VOTE IN PERSON This card serves as an admission ticket for one shareholder as of March 16, 2020 and must be presented at the door for admittance to the Annual Meeting of Share Owners. At the meeting, you will need to request a ballot to vote these shares. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 11, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. O-I GLASS, INC. ONE MICHAEL OWENS WAY PERRYSBURG, OH 43551 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E97124-P34051 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. O-I GLASS, INC. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Samuel R. Chapin 1b. Gordon J. Hardie The Board of Directors recommends you vote FOR proposals 2, and 3: For Against Abstain ! ! ! 1c. Peter S. Hellman 2. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020. 1d. John Humphrey ! ! ! 1e. Anastasia D. Kelly 3. To approve, by advisory vote, the Company's named executive officer compensation. 1f. Andres A. Lopez NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. 1g. Alan J. Murray 1h. Hari N. Nair 1i. Joseph D. Rupp 1j. Catherine I. Slater 1k. John H. Walker 1l. Carol A. Williams Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, administrator, executor, guardian or trustee, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Stakeholder Letter, Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. E97125-P34051 O-I GLASS, INC. Annual Meeting of Share Owners May 12, 2020 9:00 AM EDT This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) Mary Beth Wilkinson and John A. Haudrich and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of O-I Glass, Inc. held of record by the undersigned on March 16, 2020, at the Annual Meeting of Share Owners to be held on May 12, 2020, or at any adjournment(s) or postponement(s) thereof. The undersigned also provides directions to John Hancock Trust Company, as Trustee, to vote all shares of common stock of O-I Glass, Inc. allocated to the account(s) of the undersigned as of March 16, 2020, in the Owens-Illinois, Inc. Stock Purchase and Savings Program or the Owens-Illinois, Inc. Long-Term Savings Plan (the "Plans"), at the aforesaid Annual Meeting or any adjournment(s) or postponement(s) thereof, as specified on the reverse side of this card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Share Owner. If no direction is made: This proxy will be voted FOR the election of each of the director nominees, FOR Proposal 2, and FOR Proposal 3. John Hancock Trust Company, as Trustee, will vote all such shares allocated to the Plan account(s) of the undersigned on all proposals in accordance with the majority of Plan shares for which voting instructions are received. PLEASE EXECUTE THIS PROXY WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, AND RETURN THE PROXY PROMPTLY IN THE ENVELOPE PROVIDED SO THAT STOCK HELD WILL BE REPRESENTED IN ALL EVENTS AND SO THAT WE MAY HAVE A QUORUM. PLEASE SIGN YOUR NAME ON THE REVERSE SIDE. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE FULL TITLE AS SUCH. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. Continued and to be signed on reverse side